FREE WRITING PROSPECTUS

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) ON FORM S-3 (REGISTRATION NO. 333-125422) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY OBTAIN THE DOCUMENTS WE HAVE FILED WITH THE SEC FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU SO REQUEST BY CALLING TOLL-FREE 1-866-803-9204. PLEASE CLICK HERE HTTP://WWW.BEARSTEARNS.COM/PROSPECTUS/BSABS OR VISIT THE FOLLOWING WEBSITE:
"WWW.BEARSTEARNS.COM/PROSPECTUS/BSABS" FOR A COPY OF THE BASE PROSPECTUS APPLICABLE TO THIS OFFERING.

THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED WHEN, AS AND IF ISSUED. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR THE UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                                  $346,600,000
                                  (APPROXIMATE)

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2006-SD1
                                 ISSUING ENTITY

                   ASSET-BACKED CERTIFICATES, SERIES 2006-SD1

                            EMC MORTGAGE CORPORATION
                                     SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR


|--------------------|    The issuing entity is offering the following classes of certificates
|CONSIDER CAREFULLY  |    pursuant to this free writing prospectus and the accompanying prospectus:
|THE RISK FACTORS    |
|BEGINNING ON PAGE   |                          ORIGINAL                                            ORIGINAL
|S-14 IN THIS FREE   |                        CERTIFICATE                                          CERTIFICATE
|WRITING PROSPECTUS  |                         PRINCIPAL                                            PRINCIPAL       PASS-THROUGH
|AND ON PAGE 4 IN    |          CLASS          BALANCE(1)     PASS-THROUGH RATE       CLASS         BALANCE(1)           RATE
|THE PROSPECTUS.     |    -------------  ------------------   -----------------   -------------  ---------------    -------------
|                    |
|                    |    Class A        $   314,766,000      Adjustable(2)(3)     Class M-3     $   4,650,000     Adjustable(2)(3)
|The certificates    |    Class M-1      $    16,454,000      Adjustable(2)(3)     Class M-4     $   1,788,000     Adjustable(2)(3)
|represent obliga-   |    Class M-2      $     8,942,000      Adjustable(2)(3)
|tions of the trust  |
|only and do not     |    --------------------
|represent an        |
|interest in or      |    (1)  Approximate. The initial certificate principal balance of each class is
|obligation of Bear  |         subject to a variance of plus or minus 10%.
|Stearns Asset       |    (2)  The pass-through rates on these classes of certificates are adjustable
|Backed Securities I |         rates based on One-Month LIBOR subject to a maximum rate, in each case as
|LLC, EMC Mortgage   |         described under "Summary--Description of the Certificates--Pass-Through
|Corporation, Wells  |         Rates in this free writing prospectus
|Fargo Bank, N.A.,   |    (3)  Subject to a step-up if the optional termination right is not exercised.
|JPMorgan Chase      |
|Bank, N.A. or any   |    The certificates represent interests in a pool of fixed rate, adjustable rate
|of their            |    and hybrid mortgage loans, substantially all of which are fully or negatively
|affiliates.         |    amortizing and secured primarily by first and more junior liens on one- to
----------------------    four-family residential properties.



                          Credit enhancement will be provided by:

                               o    excess spread and overcollateralization
                               o    subordination of the Class M certificates
                               o    an interest rate swap agreement provided by Bear Stearns Financial
                                    Products Inc.

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in March 2006.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


         Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

         The underwriter will deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear on or about March 14, 2006.

                            BEAR, STEARNS & CO. INC.

            The date of the free writing prospectus is March 7, 2006
              For use with the base prospectus dated June 24, 2005

                                TABLE OF CONTENTS


                  FREE WRITING PROSPECTUS                                         PROSPECTUS
                  -----------------------                                         ----------

SUMMARY..........................................S-5       Risk Factors........................................4
TRANSACTION STRUCTURE...........................S-14       Description of the Securities......................14
RISK FACTORS....................................S-14       The Trust Funds....................................25
RISK FACTORS....................................S-15       Credit Enhancement.................................46
THE MORTGAGE POOL...............................S-32       Servicing of Loans.................................51
SERVICING OF THE MORTGAGE LOANS.................S-47       The Agreements.....................................59
DESCRIPTION OF THE CERTIFICATES.................S-62       Material Legal Aspects of the Loans................71
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...S-96       The Depositor......................................85
USE OF PROCEEDS................................S-112       Use of Proceeds....................................85
FEDERAL INCOME TAX CONSEQUENCES................S-112       Material Federal Income Tax Considerations.........86
PENALTY AVOIDANCE..............................S-114       Penalty Avoidance.................................119
STATE TAXES....................................S-114       Reportable Transactions...........................119
ERISA CONSIDERATIONS...........................S-115       State and Local Tax Considerations................119
METHOD OF DISTRIBUTION.........................S-116       ERISA Considerations..............................119
LEGAL MATTERS..................................S-116       Legal Matters.....................................128
LEGAL PROCEEDINGS..............................S-116       Financial Information.............................128
AFFILIATIONS, RELATIONSHIPS AND                            Available Information.............................128
RELATED TRANSACTIONS...........................S-116       Incorporation of Certain Information
RATINGS........................................S-117            by Reference.................................128
LEGAL INVESTMENT...............................S-118       Ratings...........................................129
AVAILABLE INFORMATION..........................S-119       Legal Investment Considerations...................130
REPORTS TO CERTIFICATEHOLDERS..................S-120       Plan of Distribution..............................130
INCORPORATION OF INFORMATION BY REFERENCE......S-120       Glossary of Terms.................................131
INDEX OF DEFINED TERMS.........................S-121

SCHEDULE A -  Mortgage Loan
              Statistical Data...................A-1
ANNEX I -     Global Clearance, Settlement and
              Tax Documentation Procedures.......I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. If there is conflicting information between this free writing prospectus and the accompanying prospectus, you should rely on the information in this free writing prospectus.

         Annex I and Schedule A are incorporated into and comprise a part of this free writing prospectus as if fully set forth herein.

         Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-68 of this free writing prospectus, "Index of Defined Terms" beginning on page S-120 of this free writing prospectus or "Glossary of Terms" beginning on page 131 of the prospectus.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully.

         Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


THE CERTIFICATES                                                     We refer you to "The Mortgage Pool" in this Free Writing
                                                                     Prospectus for a description of the applicable underwriting
Asset-Backed Certificates, Series 2006-SD1, represent                criteria.
beneficial ownership interests in a trust fund that consists
primarily of a pool of fixed rate, hybrid and adjustable             DEPOSITOR
rate mortgage loans, substantially all of which are fully or
negatively amortizing and secured primarily by first and             Bear Stearns Asset Backed Securities I LLC, a Delaware
more junior liens on one- to four-family residential                 limited liability company and a limited purpose finance
properties and certain other property and assets described           subsidiary of The Bear Stearns Companies Inc. and an
in this free writing prospectus.                                     affiliate of Bear, Stearns & Co. Inc.

ORIGINATORS                                                          SPONSOR

The principal originators of the mortgage loans are Wells            EMC Mortgage Corporation, in its capacity as a mortgage loan
Fargo Bank, N. A., and Bank of America, National                     seller, a Delaware corporation and an affiliate of the
Association, with respect to approximately 43.57% and 12.35%         depositor and Bear, Stearns & Co. Inc., which will sell the
of the mortgage loans, respectively, in each case, by stated         mortgage loans to the depositor.
principal balance as of the cut-off date (the "cut-off date
principal balance"). In addition, approximately 12.99% of            MASTER SERVICER
the mortgage loans, by cut-off date principal balance, were
acquired by Citigroup, Inc., or one of its affiliates, from          Wells Fargo Bank, N.A.
a special purpose entity affiliated with the U.S. Department
of Housing and Urban Development ("HUD"). No other entity            SERVICERS
originated or acquired over 10% of the cut-off date
principal balance of the mortgage loans in either group.             The primary servicers of the mortgage loans are EMC Mortgage
                                                                     Corporation, Wells Fargo Bank, N.A. and Bank of America,
                                                                     National Association, which service approximately 40.63%,
                                                                     46.94% and 12.35% of the cut-off date principal balance of the mortgage loans, respectively. No other entity is a
                                                                     servicer of at


                                                                 S-5


least 10% of the cut-off date principal balance of the               THE MORTGAGE LOANS
mortgage loans.
                                                                     The aggregate principal balance of the mortgage loans as of
We refer you to "Servicing of the Mortgage Loans" in this            the cut-off date is approximately $357,688,331. The
free writing prospectus for a description of the servicing           mortgage loans are fixed, hybrid and adjustable rate
of the mortgage loans.                                               mortgage loans, substantially all of which are fully or
                                                                     negatively amortizing and secured primarily by first and
TRUSTEE                                                              more junior liens on primarily one- to four-family
                                                                     residential properties.
JPMorgan Chase Bank, N.A., a national banking association.
                                                                     All percentages, amounts and time periods with respect to
SECURITIES ADMINISTRATOR                                             the characteristics of the mortgage loans shown in this free writing prospectus and in schedule A to this free writing
Wells Fargo Bank, N.A., a national banking association               prospectus are subject to a variance of plus or minus 10%.

PAYING AGENT AND CERTIFICATE REGISTRAR                               Approximately 42.86% of the mortgage loans, by cut-off date principal balance, are hybrid mortgage loans which, as of
Wells Fargo Bank, N.A., a national banking association               the cut-off date, are in their fixed rate period. "Hybrid
                                                                     mortgage loans" are fixed rate mortgage loans that convert
SWAP PROVIDER                                                        to adjustable rate mortgage loans after an initial stated
                                                                     period of time ranging from one to ten years.
Bear Stearns Financial Products Inc., a subsidiary of The
Bear Stearns Companies Inc. and an affiliate of Bear,                For many of the hybrid mortgage loans, a period of time has
Stearns & Co. Inc. and EMC Mortgage Corporation.                     elapsed since the date of their origination. As a result,
                                                                     some hybrid mortgage loans may no longer be in their fixed
ISSUING ENTITY                                                       rate period, or may convert to an adjustable rate within a shorter period of time than their initial stated fixed rate
Bear Stearns Asset Backed Securities I                               period. The weighted average number of months until the next
Trust 2006-SD1, a New York common law                                (or in the case of hybrid loans in their fixed rate period,
trust.                                                               initial) interest rate adjustment date for each mortgage
                                                                     loan is indicated in the table below.
POOLING AND SERVICING AGREEMENT
                                                                     The interest rate borne by the adjustable rate mortgage
The pooling and servicing agreement dated as of February 1,          loans, including the hybrid loans in their adjustable rate
2006, among the sponsor, the master servicer, the depositor,         period, will adjust in each case based on a related index
the securities administrator and the trustee, under which            plus a fixed percentage set forth in or computed in
the trust will be formed and will issue the certificates.            accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a
CUT-OFF DATE                                                         subsequent periodic cap on each adjustment date and a
                                                                     maximum lifetime mortgage rate, all as more fully described
The close of business on February 1, 2006.                           under "The Mortgage Pool" in this free writing prospectus.
                                                                     As to each such adjustable rate mortgage loan, the related
CLOSING DATE

On or about March 14, 2006.


                                                                 S-6


servicer will be responsible for calculating and                     Indices:
implementing interest rate adjustments.                                   1-year CMT                                    21.21%
                                                                          6-month LIBOR                                 18.02%
The stated principal balance of each mortgage loan generally              1-year LIBOR                                   9.67%
has been calculated on the assumption that the principal                  MTA                                            8.50%
portion of all monthly payments due with respect to each                  Other                                          0.32%
mortgage loan on or before the cut-off date has been
received.                                                            Types of mortgage properties:
                                                                          Single family dwellings                       66.61%
Set forth below is certain information regarding the                      Condominium                                   15.32%
mortgage loans and the related mortgaged properties as of                 Planned Unit Development                       9.11%
the cut-off date. The information provided is approximate.                2-4 family dwellings                           8.12%
All weighted average information provided below reflects                  Townhouse                                      0.83%
weighting of the mortgage loans by their stated principal
balances as of the cut-off date.                                     Owner Occupied                                     74.16%

Schedule A, which is attached and is a part of this free             First liens                                        99.98%
writing prospectus, presents more detailed statistical               Second liens                                        0.02%
information relating to the mortgage loans. You should also
refer to "The Mortgage Pool" in this free writing                    State concentrations (over 5%):
prospectus.                                                               California                                    19.70%
                                                                          Florida                                       14.55%
The following table summarizes the characteristics of the                 Arizona                                        5.06%
mortgage loans as of the cut-off date:
                                                                     Delinquencies:
Number of mortgage loans                                 1,990            31-60 days                                     5.94%
Aggregate principal balance                      $ 357,688,331
Average principal balance                           $ 179,743        REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN
Range of principal balances                          $4,797 to
                                                   $ 1,958,000       The trustee (or the custodian as its agent) will acknowledge
Range of mortgage rates                      3.500% to 13.750%       the sale, transfer and assignment to it by the depositor and
Weighted average mortgage rate                          6.282%       receipt of, subject to further review and the exceptions,
Weighted average                                                     the mortgage loans. If the trustee (or the custodian as its
     loan-to-value ratio                                79.10%       agent) finds that any mortgage loan is defective on its face
Range of scheduled remaining                      32 months to       due to a breach of the representations and warranties with
     terms to maturity                              472 months       respect to that loan made in the transaction agreements, the
Weighted average scheduled                                           trustee (or the custodian as its agent) will promptly notify
     remaining term to                                               the sponsor of such defect. The sponsor must then correct or
     maturity                                       339 months       cure any such defect within 90 days from the date of notice from the trustee (or the custodian as its agent) of the
Original term:                                                       defect and if the sponsor fails to correct or cure such
     0-180 months                                        2.81%       defect within such period and such defect materially and
     181-360 months                                     96.52%       adversely affects the interests of the certificateholders in
     361+ months                                         0.67%       the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement,
Interest rate type:                                                  within 90 days of the date of notice, provide the trustee
     Fixed rate fully                                                (or the custodian as its agent) with a substitute mortgage
     amortizing                                         42.25%       loan (if within two years of the closing date) or repurchase
     Fixed rate balloon loans                            0.02%       the mortgage loan; provided that, if such defect would cause
     Adjustable rate fully                                           the mortgage loan to be other than a "qualified mortgage" as
     amortizing                                         12.60%
     Hybrid fully amortizing                            45.12%


                                                                 S-7


defined in Section 860G(a)(3) of the Internal Revenue Code,          REGISTRATION OF CERTIFICATES
any such cure or substitution must occur within 90 days from
the date such breach was discovered.                                 The trust will issue the offered certificates initially in book-entry form. Persons acquiring beneficial ownership
DESCRIPTION OF THE CERTIFICATES                                      interests in book-entry certificates may elect to hold their beneficial interests through The Depository Trust Company,
GENERAL                                                              in the United States, or Clearstream Luxembourg or
                                                                     Euroclear, in Europe.
The trust will issue senior and subordinate certificates.
Classes with the letter "A" in their class name represent            We refer you to "Description of the Certificates --
senior interests in the mortgage pool and we sometimes refer         Book-Entry Registration" and "Annex I--Global Clearance,
to these certificates as Class A Certificates or senior              Settlement and Tax Documentation Procedures" in this free
certificates. Classes with the letter "M" in their class             writing prospectus.
name represent subordinate interests in the mortgage pool
and we sometimes refer to these certificates as Class M              PASS-THROUGH RATES
Certificates.
                                                                     The pass-through rates for each class of offered
The Class R Certificates, which we are not offering by this          certificates may change from distribution date to
free writing prospectus, represent the residual interests in         distribution date. The pass-through rate will therefore be
one or more real estate mortgage investment conduits                 adjusted on a monthly basis. Investors will be notified of a
established by the trust.                                            pass-through rate adjustment through the monthly
                                                                     distribution reports as described under "Description of the
The trust will also issue the Class B-IO Certificates, which         Certificates - Reports to Certificateholders" in this free
we are not offering by this free writing prospectus. We have         writing prospectus. On any distribution date, the
included information with respect to the Class B-IO                  pass-through rate per annum for each such class will be
Certificates and the Class R Certificates in this free               equal to:
writing prospectus solely to provide you a better
understanding of the offered certificates.                           (a) One-Month LIBOR for the related accrual period plus the per annum pass-through margins of:
The final scheduled distribution date for the offered
certificates is the distribution date in April 2036.                       o   for the Class A certificates, initially _____% and
                                                                               after the optional termination date, _____%,
RECORD DATE
                                                                           o  for the Class M-1 certificates, initially _____%
The business day preceding the applicable distribution date                    and after the optional termination date, _____%,
so long as the certificates remain in book-entry form; and
otherwise the last business day of the month preceding the                 o   for the Class M-2 certificates, initially _____%
month in which such distribution date occurs.                                  and after the optional termination date, _____%,

DENOMINATIONS                                                              o   for the Class M-3 certificates, initially _____%
                                                                               and after the optional termination date, _____%,
For each class of offered certificates, $25,000 and                            and
multiples of $1,000 in excess thereof (except that one
certificate may be issued in an amount equal to the
remainder of that class).







                                                                 S-8


      o   for the Class M-4 certificates, initially _____%           appropriate holders of record. If the 25th day
          and after the optional termination date, _____%,           of a month is not a business day, then the paying agent will
          but                                                        make distributions on the next business day after the 25th day of the month.
(b)   in each case subject to the interest rate cap for such
      distribution date as described below.                          INTEREST PAYMENTS

The initial pass-through rates for the Class A, Class M-1,           On each distribution date holders of the offered
Class M-2, Class M-3 and Class M-4 certificates will be              certificates will be entitled to receive:
approximately _____%, _____%, _____%, _____% and _____%,
respectively.                                                              o   the interest that has accrued on the certificate
                                                                               principal balance of such class of certificates at
The "optional termination date" is the first distribution                      the related pass-through rate (subject to the
date that the depositor would have the option to purchase                      interest rate cap) during the related accrual
all of the remaining trust assets, as described under                          period,
"Optional Termination" below.
                                                                              plus
The "interest rate cap" for each of the certificates is
equal to the weighted average of the net mortgage rates of                 o   any interest due on a prior distribution date that
the mortgage loans, adjusted to an effective rate reflecting                   was not paid,
the accrual of interest on an actual/360 basis and further
adjusted for any net swap payments and certain swap                           minus
termination payments as described in this free writing
prospectus.                                                                o   certain shortfalls in interest collections
                                                                               allocated to that class of certificates.
If on any distribution date, the pass-through rate for a
class of offered certificates is based on the interest rate          The offered certificates may receive additional interest
cap and the amount of such limitation exceeds the amount             distributions as we have described below under "Description
available for such class from payments under the interest            of the Certificates -- The Interest Rate Swap Agreement."
rate swap agreement, the holders of the related certificates
may receive a lesser amount of interest than they would have         The accrual period for the offered certificates will be the
received on such distribution date had the pass-through rate         period from and including the preceding distribution date
for that class not been calculated based on its interest             (or from the closing date, in the case of the first
rate cap. Any such shortfall amounts will be carried over to         distribution date) to and including the day prior to the
future distribution dates and will be paid to the extent             current distribution date. Investors will be notified of a
there are available funds therefor.                                  pass-through rate adjustment through the monthly
                                                                     distribution reports.
We refer you to "Description of the Certificates -
Distributions" in this free writing prospectus.                      Calculations of interest on the offered certificates will be based on a 360-day year and the actual number of days
DISTRIBUTION DATES                                                   elapsed during the related accrual period.

The paying agent will make distributions on the certificates         PRINCIPAL PAYMENTS
on the 25th day of each calendar month beginning in March
2006 to the                                                          On each distribution date, distributions of principal will be made on the offered certificates, in the priorities
                                                                     described in this free writing prospectus, if there is cash available on


                                                                 S-9


that date for the payment of principal to the                        Subordination provides the holders of certificates having a
applicable class. Monthly principal distributions will               higher payment priority with protection against losses
generally include:                                                   realized when the unpaid principal balance on a mortgage
                                                                     loan exceeds the proceeds recovered on liquidation of that
      o   principal payments on the mortgage loans and               mortgage loan. In general, we accomplish this loss
                                                                     protection by allocating any realized losses on the mortgage
      o   except on the first distribution date, interest            loans, in excess of any current overcollateralization, among
          payments on the mortgage loans not needed to pay           the certificates, beginning with the class of subordinate
          interest on the certificates and monthly fees and          certificates with the lowest payment priority, until the
          expenses, until a specified overcollateralization          certificate principal balance of that subordinated class has
          level has been reached.                                    been reduced to zero. We then allocate the realized losses to the next most junior class of subordinate certificates,
You should review the priority of payments described under           until the principal balance of each class of subordinate
"Description of the Certificates - Distributions" in this            certificates is reduced to zero. Realized losses will not be
free writing prospectus.                                             allocated to the Class A Certificates, however, investors in the Class A Certificates should realize that under certain
CREDIT ENHANCEMENT                                                   loss scenarios there will not be sufficient interest and
                                                                     principal collections on the mortgage loans to pay the Class
Credit enhancement provides limited protection to holders of         A Certificates all the interest and principal amounts to
specified certificates against shortfalls in payments                which such certificates are then entitled.
received on the mortgage loans. This transaction employs the
following forms of credit enhancement:                               We refer you to "Description of the
                                                                     Certificates--Distributions on the Certificates" in this
SUBORDINATION. By issuing senior certificates and                    free writing prospectus.
subordinate certificates, the trust has increased the
likelihood that senior certificateholders will receive               EXCESS SPREAD AND OVERCOLLATERALIZATION. We expect the
regular payments of interest and principal.                          mortgage loans to generate more interest than is needed to pay interest on the offered certificates because we expect
The senior certificates will have payment priority over the          the weighted average net interest rate of such mortgage
subordinate certificates.                                            loans to be higher than the weighted average pass-through
                                                                     rate on such offered certificates. This higher interest rate
Among the classes of subordinate certificates:                       will be paid on an aggregate principal balance of mortgage loans that is larger than the aggregate principal balance of
      o   the Class M-1 certificates will have payment               the certificates. Interest payments received in respect of
          priority over the Class M-2 certificates, the              the mortgage loans in excess of the amount that is needed to
          Class M-3 certificates and the Class M-4                   pay interest on the offered certificates and related trust
          certificates;                                              expenses will be used after the first distribution date to reduce the total principal balance of such certificates
      o   the Class M-2 certificates will have payment               until a required level of overcollateralization has been
          priority over the Class M-3 certificates and the           achieved. As of the closing date, the aggregate principal
          Class M-4 certificates; and                                balance of the mortgage loans as of the cut-off date will
                                                                     exceed the aggregate principal balance
      o   the Class M-3 certificates will have payment
          priority over the Class M-4 certificates.


                                                                S-10


of the certificates by approximately $11,088,331.                    ADVANCES

We refer you to "Description of the Certificates -- Excess           Each servicer will make cash advances with respect to
Spread and Overcollateralization Provisions" in this free            delinquent payments of scheduled interest and principal on
writing prospectus.                                                  the mortgage loans for which it acts as servicer, in general to the extent that such servicer reasonably believes that
INTEREST RATE SWAP AGREEMENT                                         such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to
The certificates will have the benefit of an interest rate           make any required advances, the master servicer in general
swap agreement which Wells Fargo Bank, N.A., as swap                 may be obligated to do so, as described in this free writing
administrator, will enter into with Bear Stearns Financial           prospectus. These cash advances are only intended to
Products Inc., the swap provider, on the closing date. On or         maintain a regular flow of scheduled interest and principal
before each distribution date through the distribution date          payments on the certificates and are not intended to
in February 2011, subject to earlier termination as set              guarantee or insure against losses.
forth in this free writing prospectus, the swap
administrator on behalf of the trust will be obligated to            We refer you to "Servicing of the Mortgage Loans" in this free
make fixed payments, and the swap provider will be obligated         writing prospectus.
to make floating payments, in each case as set forth in the
interest rate swap agreement and as described in this free           SERVICING FEE AND MASTER SERVICING FEE
writing prospectus. To the extent that the fixed payment
exceeds the floating payment in respect of any distribution          The master servicer will be entitled to receive a fee as
date, amounts otherwise available to the certificateholders          compensation for its activities under the pooling and
will be applied to make a net payment to the swap                    servicing agreement equal to 1/12th of 0.012% per annum of
administrator for payment to the swap provider. To the               the aggregate principal balance of the mortgage loans as of
extent that the floating payment exceeds the fixed payment           the first day of the month immediately preceding such
in respect of any distribution date, the swap provider will          distribution date. Each of the servicers will be entitled to
make a net swap payment to the swap administrator, and the           recover a fee as compensation for its activities under the
swap administrator, pursuant to a swap administration                related servicing agreement equal to 1/12th of the
agreement, will remit such net swap payment to the trust to          applicable servicing fee rate multiplied by the stated
the extent needed to cover certain interest shortfalls and           principal balance of each mortgage loan serviced by it as of
basis risk shortfalls and to build overcollateralization for         the due date in the month preceding the month in which such
the certificates as described in this free writing                   distribution date occurs. The servicing fee rate will range
prospectus.                                                          from 0.25% to 0.51% per annum. Interest shortfalls on the
                                                                     related mortgage loans resulting from prepayments in full in
We have described the amounts payable under the interest             any calendar month will be offset by the related servicer or
rate swap agreement under "Description of the Certificates           the master servicer on the distribution date in the
-The Interest Rate Swap Agreement" in this free writing              following calendar month to the extent of compensating
prospectus. Payments under the interest rate swap agreement          interest payments as described in this free writing
may mitigate against the effects of the interest rate cap            prospectus.
resulting from a mismatch between the weighted average
mortgage rate of the mortgage loans and the One-Month                OPTIONAL TERMINATION
LIBOR-based rates on the certificates.
                                                                     The depositor may purchase all of the remaining assets in
                                                                     the trust fund when the stated principal balance of the
                                                                     mortgage loans and any


                                                                S-11


foreclosed real estate owned by the trust fund has declined          ERISA CONSIDERATIONS
to or below 10% of the stated principal balance of the
mortgage loans as of the cut-off date. We refer to this              The Class A Certificates may be purchased by an employee
distribution date as the "optional termination date." Such a         benefit plan or other retirement arrangement subject to the
purchase will result in the early retirement of all the              Employee Retirement Income Security Act of 1974 or Section
certificates.                                                        4975 of the Internal Revenue Code of 1986 ("Plan"), but the
                                                                     subordinate certificates may only be purchased by or on
FEDERAL INCOME TAX CONSEQUENCES                                      behalf of a Plan if one of a number of prohibited
                                                                     transaction class exemptions, based on the identity of the
For federal income tax purposes, the trust (other than the           fiduciary of such plan or arrangement or the source of funds
supplemental interest reserve fund, the swap account, the            used to acquire the certificates, is applicable to the
swap administration agreement and the interest rate swap             acquisition and holding of such certificates.
agreement) will comprise multiple real estate mortgage
investment conduits, organized in a tiered REMIC structure.          We refer you to "ERISA Considerations" in this free writing
The certificates (other than the Class R Certificates) will          prospectus and in the prospectus.
represent beneficial ownership of "regular interests" in the
related REMIC identified in the pooling and servicing                RATINGS
agreement and rights to receive certain payments of Basis
Risk Shortfall Carry Forward Amounts and certain payments            The classes of certificates listed below will not be offered
under the interest rate swap agreement.                              unless they receive the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill
The residual certificates will represent the beneficial              Companies, Inc., which we refer to as "Standard & Poor's"
ownership of the sole class of "residual interest" in a              and Fitch Ratings, which we refer to as "Fitch."
REMIC. Certain classes of offered certificates may be issued
with original issue discount for federal income tax                                STANDARD &
purposes.                                                               CLASS        POOR'S      FITCH
                                                                     -----------   -----------   ---------
We refer you to "Federal Income Tax Consequences" in this            A                AAA         AAA
free writing prospectus and "Material Federal Income Tax             M-1               AA          AA
Considerations" in the prospectus for additional information         M-2               A           A
concerning the application of federal income tax laws.               M-3              BBB         BBB
                                                                     M-4              BBB-        BBB-
LEGAL INVESTMENT

None of the certificates will be "mortgage related                   A rating is not a recommendation to buy, sell or hold
securities" for purposes of the Secondary Mortgage Market            securities and any rating agency can revise or withdraw such
Enhancement Act of 1984.                                             ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.
We refer you to "Legal Investment Considerations" in the
prospectus.

                              TRANSACTION STRUCTURE

                              [FLOW CHART TO COME]

                                  RISK FACTORS

         In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.


THE SUBORDINATE CERTIFICATES HAVE A
GREATER RISK OF LOSS THAN THE SENIOR
CERTIFICATES.
                                               When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as "subordination." References in the following paragraph to "related subordinated classes" means:

                                                       o   with respect to the senior certificates, the subordinate certificates;
                                                           and

                                                       o   with respect to the Class M Certificates, the Class M Certificates having a higher numerical designation.

                                               We will provide credit enhancement in the form of subordination for the certificates, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans, in excess of any current overcollateralization, are allocated to the subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this free writing prospectus, realized losses on the mortgage loans would first be allocated to the Class M-4 Certificates until the certificate principal balance of such Certificates is reduced to zero.
                                               Subsequent realized losses would be allocated to the next most junior class of offered certificates, until the certificate principal balance of that class of offered certificates is reduced to zero. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all such subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.
                                               Realized losses will not be allocated to reduce the certificate principal balances of the Class A Certificates.

                                               In addition to subordination, we will provide credit enhancement


                                                                S-14




                                               through the buildup of overcollateralization. See "Risk Factors--Excess spread may be inadequate to cover losses and/or to build overcollateralization" for a discussion of the risks relating to that form of credit enhancement.

                                               You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

                                               We refer you to "Description of the Certificates" in this free writing prospectus for additional information.

ADDITIONAL RISKS ASSOCIATED WITH THE
SUBORDINATE CERTIFICATES
                                               The weighted average lives of, and the yields to maturity on, the subordinate certificates will be progressively more sensitive, in the order of their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of any overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                                               It is not expected that the subordinated certificates will be entitled to any principal distributions until at least March 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have


                                                                S-15


                                               occurred on the mortgage pool.

                                               In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by any overcollateralization, excess spread, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE TO
COVER LOSSES AND/OR TO BUILD
OVERCOLLATERALIZATION
                                               The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on an aggregate principal balance of mortgage loans that is larger than the principal balance of the certificates.
                                               Interest payments received on the mortgage loans in excess of the amount needed to pay interest on the offered certificates and trust fund expenses, or "excess spread,"
                                               will be applied on each distribution date (except on the distribution date in March
                                               2006) to make additional principal payments on the offered certificates, which will reduce further the total principal balance of such offered certificates below the aggregate principal balance of the mortgage loans, thereby creating
                                               "overcollateralization," up to a specified target level. In addition, amounts payable to the trust under the interest rate swap agreement may be used to build overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or from amounts payable under the interest rate swap agreement to establish or maintain the required levels of overcollateralization. The initial amount of overcollateralization will be considerably less than the specified overcollateralization amounts that we describe in this free writing prospectus.


                                                                S-16


                                               The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the related due period. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

                                               If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

THE INTEREST RATE CAP MAY REDUCE THE
YIELDS ON THE OFFERED CERTIFICATES
                                               The pass-through rates on the offered certificates are each subject to an interest rate cap based upon the weighted average of the net mortgage rates on the mortgage loans. If on any distribution date the pass-through rate for a class of offered certificates is based on the interest rate cap and the amount of such limitation exceeds the amount payable to such class out of payments under the interest rate swap agreement, the holders of the certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the interest rate cap. The holders of the certificates will be entitled to recover any resulting shortfall in interest on future distribution dates but only to the extent of funds available therefor. If mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a class of certificates and result in lower interest than otherwise would be the case.

THE OFFERED CERTIFICATES MAY NOT
ALWAYS RECEIVE INTEREST BASED ON
ONE-MONTH LIBOR PLUS THE RELATED
MARGIN
                                               The offered certificates may not always receive interest at a rate equal to One-Month
                                               LIBOR plus the applicable margin. The mortgage loans bear interest at fixed rates and various adjustable rates (and, in the case of hybrid loans during their fixed rate periods, various fixed rates), so the weighted average net mortgage rate of the mortgage loans may from time to time be lower than One-Month LIBOR plus the applicable margin. If this is the case, the interest rate on the classes of certificates will be reduced to the interest rate cap on such date. Thus, the yield to investors in such classes of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap on a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the


                                                                S-17


                                               application of the interest rate cap results in an interest payment lower than
                                               One-Month LIBOR plus the applicable margin on any of such classes of certificates during the related interest accrual period, the value of such class or classes of certificates may be temporarily or permanently reduced.

                                               To the extent interest on the offered certificates on a distribution date is limited to the interest rate cap, the difference between the interest rate cap and One-Month
                                               LIBOR plus the related margin will create a shortfall. Some or all of this shortfall may be funded to the extent of payments, if any, under the interest rate swap agreement.

                                               In addition, although the certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month LIBOR rates through the distribution date in February 2011, the swap provider will only be obligated to make such payments under certain circumstances. We refer you to "Description of the
                                               Certificates--The Interest Rate Swap Agreement" in this free writing prospectus for a discussion of the swap provider's obligation to make payments under the interest rate swap agreement.

MORTGAGE LOANS WITH INTEREST-ONLY
PAYMENTS
                                               As of the cut-off date, approximately 25.16% of the mortgage loans, by cut-off date principal balance, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

NEGATIVE AMORTIZATION PROVISIONS
                                               Approximately 11.48% of the mortgage loans, by cut-off date principal balance, have negative amortization features. Because the rate at which interest accrues changes more frequently than payment adjustments, and because the adjustment of monthly payments may be subject to certain limitations, the amount of interest accruing on the


                                                                S-18


                                               remaining principal balance of such a mortgage loan at the applicable mortgage rate may exceed the amount of the monthly payment. Negative amortization occurs if the resulting excess is added to the unpaid principal balance of the mortgage loan. For certain mortgage loans with a negative amortization feature, the monthly payment is increased in order to amortize the mortgage loan fully by the end of its original term. Other such mortgage loans limit the amount by which the monthly payment can be increased, which results in a larger payment at maturity. The ability of the mortgagor to make that payment may depend on its ability to obtain refinancing of the balance due on the mortgage loan or to sell the related mortgaged property. Certain of these mortgagors may have negative payment histories that would affect their ability to refinance. As a result, mortgage loans with negative amortization provisions could experience higher default rates relative to other mortgage loans.

CERTAIN MORTGAGE LOANS WERE
UNDERWRITTEN TO NON-CONFORMING
UNDERWRITING STANDARDS, WHICH MAY
RESULT IN LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED CERTIFICATES
                                               Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming"
                                               mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or
                                               Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan.
                                               Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.


                                                                S-19


DEFAULTS COULD CAUSE PAYMENT DELAYS
AND LOSSES
                                               There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation.
                                               These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                               In the event that:

                                                       o  the mortgaged properties fail to provide adequate security for the related mortgage loans, and

                                                       o  the protection provided by the subordination of certain classes of certificates and the availability of overcollateralization are insufficient to cover any shortfall,

                                               you could lose all or a portion of the money you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY AFFECTED
BY THE UNPREDICTABILITY OF PREPAYMENTS
                                               No one can accurately predict the level of prepayments that the trust will experience. The trust's prepayment experience may be affected by many factors, including:

                                                       o   general economic conditions,

                                                       o   the level of prevailing interest rates,

                                                       o   the availability of alternative financing and

                                                       o   homeowner mobility.

                                               Approximately 47.58% of the mortgage loans by stated principal balance as of the cut-off date contain due-on-sale provisions, and the related servicers intend to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, certain of the mortgage loans impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which charges may, if not waived by a


                                                                S-20


                                               servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 12.48% of the mortgage loans by stated principal balance as of the cut-off date.

                                               The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments on the mortgage loans, which may fluctuate significantly from time to time.

                                               You should note that:

                                                       o   if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

                                                       o   if you purchase your certificates at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

                                                       o   your yield will be sensitive to the interest rate cap and to the level of
                                                           One-Month LIBOR;

                                                       o   since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

                                                       o   the overcollateralization provisions, initially and whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of offered certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates; and

                                                       o   you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

                                               The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition,
                                               The sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy


                                                                S-21


                                               borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                               We refer you to "The Mortgage Pool" and "Yield, Prepayment and Maturity
                                               Considerations" in this free writing prospectus and "Material Legal Aspects of the
                                               Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

MORTGAGE LOAN MODIFICATIONS MAY
EXTEND THE WEIGHTED AVERAGE LIFE AND
AFFECT THE YIELD TO MATURITY OF YOUR
CERTIFICATES
                                               Modifications of mortgage loans agreed to by the related servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on your certificates, resulting in a longer weighted average life. If such modifications downwardly adjust interest rates, such modifications may lower the interest rate cap, resulting in a lower yield to maturity on your certificates.

VIOLATION OF CONSUMER PROTECTION LAWS
MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS AND THE OFFERED CERTIFICATES
                                               Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                               The mortgage loans are also subject to federal laws, including:

                                                       o   the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                                       o   the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the


                                                                S-22


                                                           Consumer Credit Protection Act, in the extension of credit; and

                                                       o   the Depository Institutions Deregulation and Monetary Control Act of
                                                           1980, which preempts certain state usury laws.

                                               Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by
                                               Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                               Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                                               The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.


                                                                S-23


A REDUCTION IN CERTIFICATE RATING
COULD HAVE AN ADVERSE EFFECT ON THE
VALUE OF YOUR CERTIFICATES
                                               The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                                               The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES
                                               The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                               In addition, if a servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED STATES
COULD HAVE A DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE TO
GEOGRAPHIC CONCENTRATION OF MORTGAGED
PROPERTIES
                                               Approximately 19.70%, 14.55% and 5.06 of the mortgage loans by cut-off date principal balance are secured by mortgaged properties


                                                                S-24


                                               located in the states of California, Florida and Arizona, respectively. No other state constituted more than 5.00% of the mortgage loans by stated principal balance as of the cut-off date. Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the Eastern United
                                               States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                                               In addition:

                                                       o   economic conditions in the specified states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

                                                       o   declines in the residential real estate market in the specified states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios; and

                                                       o   any increase in the market value of properties located in the specified states would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

THE INTEREST RATE SWAP AGREEMENT AND
THE SWAP PROVIDER
                                               Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be available to the certificates on each distribution date through the distribution date in February 2011, subject to earlier termination, as described in this free writing prospectus, to pay certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date through February
                                               2011, exceeds the fixed amount owed to the swap


                                                                S-25


                                               provider on such distribution date. This will not occur except in periods when
                                               One-Month LIBOR (as determined pursuant to the interest rate swap agreement)
                                               generally exceeds 5.1675% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls on the certificates. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the payments made on the certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus) will reduce amounts available for distribution to the certificateholders.

                                               The swap agreement terminates in accordance with its terms on the distribution date in February 2011, subject to earlier termination. Upon early termination of the interest rate swap agreement, the swap administrator, on behalf of the trust, or the swap provider may be liable to make a swap termination payment to the other party
                                               (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class M Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class A Certificates, and one or more classes of Class M
                                               Certificates may suffer a loss as a


                                                                S-26


                                               result of such payment.

                                               Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to build overcollateralization on the certificates as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the trust under the interest rate swap agreement, the ability of the paying agent to make such distributions on such certificates will be subject to the credit risk of the swap provider.

HURRICANE KATRINA, HURRICANE RITA AND
HURRICANE WILMA MAY ADVERSELY AFFECT
THE MORTGAGE LOANS
                                               Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on
                                               August 29, 2005, Hurricane Rita struck Texas and Louisiana and surrounding areas on
                                               September 23, 2005 and Hurricane Wilma struck Florida and surrounding areas on
                                               October 24, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. The sponsor will make a representation and warranty that mortgaged property is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the sponsor will be required to repurchase the related mortgage loan from the trust. Damage to mortgaged properties as a result of Hurricane Katrina, Hurricane Rita and Hurricane Wilma may or may not
                                               be covered by the related hazard insurance policies.

                                               With respect to mortgage loans affected by Hurricane Katrina, if the mortgaged property is located in public and individual assistance counties as designated by
                                               FEMA (as set forth on its website www.fema.gov), EMC, as servicer of certain of the mortgage loans, shall cease charging of late fees and credit reporting activity for all related mortgagors in such counties until March 1, 2006, and if reasonably prudent, may extend such period as long as necessary. In addition, EMC as servicer shall suspend all foreclosure and bankruptcy activity relating to such mortgage loans until March 1, 2006, and if reasonably prudent, may extend such period as long as necessary.

                                               As of the cut-off date, approximately 3.94%, 14.55%, 0.07%, 0.15%


                                                                S-27


                                               and 0.63 % of the mortgage loans are located in the states of Texas, Florida,
                                               Louisiana, Mississippi and Alabama, respectively.

                                               No assurance can be given as to the effect of Hurricane Katrina, Hurricane Rita or
                                               Hurricane Wilma on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these events. Any adverse impact as a result of these events may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower's ability to return to the related property, or the related borrower may have no desire to return to the related property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.

CREDIT SCORES ARE NOT AN INDICATOR OF
FUTURE PERFORMANCE OF BORROWERS
                                               Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See "The Mortgage Pool-Underwriting
                                               Guidelines" in this free writing prospectus.

THE RETURN ON YOUR CERTIFICATES MAY
BE AFFECTED BY REVISED SERVICING
PROCEDURES ADOPTED IN RESPONSE TO
TERRORIST ATTACKS
                                               In response to the terrorist attacks on September 11, 2001 in New York City and
                                               Arlington, Virginia, EMC Mortgage Corporation and certain other servicers announced the implementation of revised servicing procedures for mortgagors who have been personally or financially affected by such attacks. Certain government agencies, government sponsored entities and private financial institutions have implemented similar procedures.

                                               Such revised servicing procedures generally include:

                                                       o   increased use of repayment plans that will seek to cure delinquencies without imposing undue hardship on the affected mortgagor;


                                                                S-28


                                                       o   extending due dates for payments;

                                                       o   waiving or reducing late payment fees or similar fees;

                                                       o   waiving deficiency balances for victims of the terrorist attacks; and

                                                       o   suspending the submission of reports to credit bureaus for affected mortgagors that have delinquent mortgage loans.

                                               We can make no prediction whether mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR CERTIFICATES COULD
BE REDUCED BY SHORTFALLS DUE TO THE
APPLICATION OF THE SERVICEMEMBERS
CIVIL RELIEF ACT AND SIMILAR STATE OR
LOCAL LAWS
                                               The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

YOU MAY HAVE DIFFICULTY SELLING YOUR
CERTIFICATES
                                               The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that


                                                                S-29


                                               it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                               The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this free writing prospectus information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of March 14, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein with respect to the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the free writing prospectus or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is February 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut off date, February 1, 2006.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage loans are fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully amortizing and secured primarily by first and more junior liens on the related mortgaged properties. The cut-off date principal balance for fixed rate is approximately $151,215,590 and consists of 1,150 mortgage loans. The cut-off date aggregate principal balance for adjustable rate and hybrid, fully amortizing or negatively amortizing mortgage loans is approximately $206,472,740 and consists of 840 mortgage loans. The mortgage loans have original terms to maturity of not greater than 40 years.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 12.48% by cut-off date principal balance of the mortgage loans still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Approximately 25.16% of the mortgage loans by cut-off date principal balance has an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

         o the principal balance of such mortgage loan at the date of origination, divided by

         o    the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

         The adjustable rate mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

         Indices

         The principal indices with respect to the adjustable rate mortgage loans are One-Year CMT, Six-Month LIBOR, One-Year LIBOR and MTA.

         1-Year CMT. Approximately 21.21% of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year ("1-year CMT"). Yields on U.S. Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for one-year maturity even if no outstanding security has exactly one year remaining to maturity. Such yields of different U.S. Treasury securities are generally published in Federal Reserve Statistical Release No.
H.15 (519).

         Listed below are some of the approximate historical values of 1-year CMT since January 1998:

                                                          1-Year CMT*
---------------------------------------------------------------------------------------------------------------------------------
------------------ ------------- ------------ ------------- ------------ ------------ --------- ---------- ---------- -----------
Month                  1998         1999          2000         2001         2002        2003      2004       2005        2006
------------------ ------------- ------------ ------------- ------------ ------------ --------- ---------- ---------- -----------
------------------ ------------- ------------ ------------- ------------ ------------ --------- ---------- ---------- -----------
January 1               5.44%       4.52%         5.50%         6.11%      2.24%          1.46%    1.36%       2.77%      4.36%
February 1              5.53        4.49          5.85          5.65       2.17           1.47     1.31        2.89       4.50
March 1                 5.25        4.55          6.12          4.96       2.13           1.41     1.19        3.13
April 1                 5.28        4.67          6.20          4.78       2.24           1.30     1.24        3.38
May 1                   5.37        4.77          6.20          4.19       2.58           1.16     1.16        3.33
June 1                  5.39        4.67          6.14          4.17       2.53           1.25     1.40        3.32
July 1                  5.46        4.79          6.38          3.89       2.40           1.20     1.83        3.46
August 1                5.42        5.12          6.14          3.53       2.24           0.97     2.07        3.77
September 1             5.36        5.01          6.12          3.62       2.00           1.10     2.07        3.88
October 1               5.23        5.23          6.24          3.50       1.76           1.29     1.97        3.97
November 1              4.76        5.28          6.10          3.02       1.78           1.22     2.10        4.26
December 1              4.18        5.34          5.93          2.39       1.59           1.29     2.18        4.30
------------------
*    Figures are averages of daily rates and do not necessarily correspond to 1-year CMT values determined as provided in any related notes.

         6-Month LIBOR. Approximately 18.02% of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1998:

                                  6-Month LIBOR
                                  -------------

----------------- -------------- ------------ -------------- ------------ ------------ ------------ --------- ---------- ---------
----------------- -------------- ------------ -------------- ------------ ------------ ------------ --------- ---------- ---------
Month                 1998          1999          2000          2001         2002         2003        2004      2005       2006
----------------- -------------- ------------ -------------- ------------ ------------ ------------ --------- ---------- ---------
----------------- -------------- ------------ -------------- ------------ ------------ ------------ --------- ---------- ---------
January 1               5.63%       5.06%         6.21%         5.26%      2.03%          1.38%     1.22%       2.78%     4.71%
February 1              5.70        4.98          6.31          4.91       2.03           1.35      1.21        2.97      4.82
March 1                 5.75        5.12          6.33          4.71       2.04           1.34      1.17        3.19
April 1                 5.81        5.06          6.52          4.30       2.36           1.23      1.16        3.41
May 1                   5.75        5.07          6.78          3.98       2.12           1.29      1.38        3.54
June 1                  5.78        5.25          7.11          3.91       2.08           1.21      1.58        3.71
July 1                  5.75        5.58          7.00          3.69       1.95           1.12      1.94        3.92
August 1                5.59        5.74          6.90          3.45       1.87           1.21      1.98        3.95
September 1             5.25        5.94          6.76          2.52       1.80           1.20      1.99        4.00
October 1               4.98        5.96          6.72          2.12       1.71           1.16      2.20        4.23
November 1              5.15        6.11          6.64          2.03       1.60           1.23      2.32        4.47
December 1              5.07        6.07          6.20          1.98       1.47           1.27      2.63        4.63


         1-Year LIBOR. Approximately 9.67% of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of one year ("1-year LIBOR"). The following table shows approximate historical values for 1-year LIBOR as reported by Bloomberg on the first business day of each month since January 1998:

                                                         1-Year LIBOR
                                                         ------------

Month                  1998        1999         2000        2001         2002        2003        2004        2005       2006
------------------- ----------- ------------ ----------- ------------ ----------- ------------ ---------- ----------- ----------
------------------- ----------- ------------ ----------- ------------ ----------- ------------ ---------- ----------- ----------
January                 5.66%       5.06%         6.75%         5.17%      2.49%          1.45%    1.48%       3.10%      4.84%
February                5.79        5.40          6.76          4.88       2.43           1.38     1.37        2.98       4.95
March                   5.89        5.25          6.94          4.67       3.00           1.28     1.35        2.55
April                   5.99        5.23          7.10          4.44       2.63           1.36     1.83        3.69
May                     5.88        5.56          7.50          4.24       2.59           1.21     2.06        3.78
June                    5.84        5.84          7.18          4.18       2.28           1.19     2.46        3.88
July                    5.82        5.89          7.08          3.82       2.09           1.27     2.43        4.16
August                  5.53        6.06          6.97          3.56       1.90           1.43     2.30        4.24
September               5.06        6.04          6.80          2.64       1.73           1.30     2.48        4.44
October                 4.75        6.25          6.73          2.27       1.64           1.48     2.55        4.68
November                5.13        6.28          6.56          2.39       1.73           1.56     2.98        4.74
December                5.10        6.50          6.00          2.44       1.45           1.46     3.10        4.82


         MTA. Approximately 8.50% of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based MTA. MTA is computed by determining the twelve month average yield of U.S. Treasury securities adjusted to a constant maturity of one year. The table below sets forth approximate historical average rates of MTA for the months indicated as reported on Bloomberg on the first business day of each month since January 1998:

                                       MTA
                                       ---

Month                1998         1999         2000        2001         2002         2003        2004         2005        2006
----------------- ------------ ------------ ----------- ------------ ------------ ----------- ------------ ----------- ------------
----------------- ------------ ------------ ----------- ------------ ------------ ----------- ------------ ----------- ------------
January                 5.60%       4.99%         5.21%         6.00%      3.26%          1.94%    1.23%       2.02%      3.75%
February                5.58        4.94          5.34          5.87       3.06           1.86     1.23        2.17       3.89
March                   5.55        4.89          5.46          5.71       2.91           1.75     1.23        2.35
April                   5.50        4.83          5.58          5.53       2.79           1.65     1.24        2.50
May                     5.46        4.78          5.70          5.32       2.67           1.55     1.29        2.63
June                    5.44        4.76          5.79          5.10       2.55           1.45     1.38        2.74
July                    5.42        4.73          5.88          4.90       2.41           1.38     1.46        2.87
August                  5.39        4.73          5.96          4.67       2.27           1.34     1.52        3.02
September               5.33        4.77          6.04          4.40       2.18           1.30     1.60        3.16
October                 5.21        4.88          6.08          4.09       2.12           1.27     1.68        3.33
November                5.14        4.97          6.13          3.76       2.07           1.26     1.77        3.48
December                5.05        5.08          6.11          3.48       2.00           1.24     1.87        3.62


         The remaining adjustable rate mortgage loans, representing approximately 0.32% of the mortgage pool will bear interest based on two other indices.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this free writing prospectus sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, N.A., as custodian and agent for the trustee, the following documents with respect to each mortgage loan:

              (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of JPMorgan Chase Bank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-SD1, Asset-Backed Certificates, Series 2006-SD1 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

              (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

              (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "JPMorgan Chase Bank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-SD1, Asset-Backed Certificates, Series 2006-SD1, without recourse;" in recordable form, as described in the pooling and servicing agreement;

              (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

              (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

              (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the custodian as its agent) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

         (a) The information set forth in the mortgage loan schedule on the closing date is complete, true and correct;

         (b) Immediately prior to the conveyance of the mortgage loans by EMC to the depositor pursuant to the pooling and servicing agreement, EMC was the sole owner and holder of the mortgage loan; the related originator or EMC was the custodian of the related escrow account, if applicable; the mortgage loan had neither been assigned nor pledged, and EMC had good and marketable title thereto, and had full right to transfer and sell the mortgage loan and the related servicing rights to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the applicable servicing agreement and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan and the related servicing rights, subject to the applicable servicing agreement, to the depositor pursuant to the terms of the mortgage loan purchase agreement;

         (c) The mortgaged property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

         (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (e) The mortgage loan is covered by an ALTA lender's title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the mortgaged property is located, insuring (subject to the exceptions contained in clause (i) above) EMC (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the mortgage loan. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the mortgaged property or any interest therein. With respect to each mortgage loan, EMC (as assignee) is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect. No claims have been made under such lender's title insurance policy, and no prior holder of the related mortgage, including EMC, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

         (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the mortgage loans are in the mortgage file and have been or will be recorded, if necessary to protect the interests of the trustee, and which have been or will be delivered to the trustee (or the custodian as its agent) all in accordance with the pooling and servicing agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the mortgage loans is part of the mortgage file; and

         (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the custodian, on behalf of the trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the custodian and the omission, defect or breach materially and adversely affects the certificateholders, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATORS

         EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

         The principal originators of the mortgage loans are: Wells Fargo Bank, N.A., with respect to approximately 43.57% of the mortgage loans and Bank of America, National Association, with respect to approximately 12.35% of the mortgage loans, in each case by cut-off date principal balance. In addition, approximately 12.99% of the mortgage loans by cut-off date principal balance, were acquired by Citigroup, Inc., or one of its affiliates, from a special purpose entity affiliated with the U.S. Department of Housing and Urban Development ("HUD"). The remainder of the mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans in the aggregate.

         WELLS FARGO BANK, N.A. AS ORIGINATOR

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

         Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

              a. Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A" mortgage loans ("Alt-A Fixed-Rate Loans");

              b. Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A" mortgage loans ("Alt-A Adjustable-Rate Loans");

              c. Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-B" mortgage loans ("Alt-B Fixed-Rate Loans"); and

              d. Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-B" mortgage loans ("Alt-B Adjustable-Rate Loans").

         From and including 1996 and through 2004, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $1.671 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different "asset types" set forth in the table:


                                                     2002                          2003                             2004
                                               ------------------             ------------------               ------------------
                                               AGGREGATE ORIGINAL             AGGREGATE ORIGINAL               AGGREGATE ORIGINAL
                                 NO. OF           PRINCIPAL        NO. OF        PRINCIPAL          NO. OF     PRINCIPAL BALANCE
ASSET TYPE                       LOANS         BALANCE OF LOANS    LOANS      BALANCE OF LOANS      LOANS          OF LOANS
------------------------
ALT-A FIXED-RATE LOANS           3387             $566,604,243      7817        $1,217,973,395        1891        $352,866,853

ALT-A ADJUSTABLE-RATE LOANS       176               36,973,428      2138           353,752,692         500         100,031,807

ALT-B FIXED-RATE LOANS           1419              212,912,693      4257           671,401,750       10497       1,709,219,164

ALT-B ADJUSTABLE-RATE LOANS       346               61,654,259      1644           347,514,301       12863       2,855,854,743



         Wells Fargo Bank's Mortgage Loan Programs:

         Mortgage Loan Production Sources

         Wells Fargo Bank conducts a significant portion of its mortgage loan originations through loan production offices (the "Loan Stores") located throughout all 50 states. At the latter locations, Wells Fargo Bank receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

         The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv) originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or its affiliates.

         Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Wells Fargo Bank's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property.

         A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

         Acquisition of Mortgage Loans from Correspondents

         In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such originators' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such originators regarding the originators' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire portfolios of loans in negotiated transactions.

         Underwriting

         Wells Fargo Bank, in its role as originator, has acquired or originated mortgage loans under one of Wells Fargo Bank's standard first-lien lending programs. Each of the various programs has its own unique set of underwriting guidelines. All Wells Fargo Bank mortgage loans were approved for purchase by Wells Fargo Bank pursuant to underwriting guidelines approved by Wells Fargo Bank. However, subsequent to funding, Wells Fargo Bank discovered or was notified that substantially all of the Wells Fargo Bank mortgage loans either:

         o violated the underwriting guidelines or program guidelines under which they were intended to have been originated;

         o    had document deficiencies; or

         o    became delinquent.

         The specific defects may have included (without limitation):

         o the failure to comply with maximum debt service coverage requirements;

         o the failure to comply with maximum loan-to-value ratio requirements;

         o    the failure to comply with minimum credit score requirements;

         o    the failure to comply with maximum loan amount requirements;

         o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

         o    the absence of required primary mortgage insurance;

         o the mortgagor's credit history did not meet underwriting guidelines or program requirements;

         o the mortgage file had a deficient or missing modification agreement or power of attorney; or

         o    the mortgagor became delinquent.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the mortgage loan had been sold to a third party and Wells Fargo Bank was required to repurchase the mortgage loan.

UNDERWRITING GUIDELINES

         The mortgage loans were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that the mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of the mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans have had document deficiencies, or became delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of the mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         The mortgage loans have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of

Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         The mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/2006-sd1/index.html.

         Information provided through the internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns Asset Backed Securities I Trust 2006-SD1 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-SD1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements -- Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns Asset Backed Securities I Trust 2006-SD1 will consist of the mortgage loans and certain related assets.

         Bear Stearns Asset Backed Securities I Trust 2006-SD1's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since December 31, 2005, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.

                         December 31, 2003                December 31, 2004                October 31, 2005
                      ----------------------------    ----------------------------      ----------------------------
                                TOTAL PORTFOLIO                  TOTAL PORTFOLIO                    TOTAL PORTFOLIO
  Loan Type           NUMBER       OF LOANS            NUMBER       OF LOANS            NUMBER        OF LOANS
-------------         --------  ------------------    -------  -------------------      ------    ------------------
ALT-A ARM             12,268    $3,779,319,393.84      44,821   $11,002,497,283.49      62,521    $16,371,656,951.49
ALT-A FIXED           15,907    $3,638,653,583.24      11,011   $ 2,478,381,379.40      15,444    $ 3,370,889,688.07
HELOC                      -    $           -              -    $            -           9,309    $   509,391,438.93
NEG-AM ARM                 -    $           -              -    $            -          20,804    $ 7,515,084,661.26
PRIME ARM             16,279    $7,179,048,567.39     30,311    $11,852,710,960.78      23,962    $11,960,110,456.13
PRIME FIXED            2,388    $1,087,197,396.83      1,035    $   509,991,605.86       1,346    $   426,879,747.26
PRIME SHORT            7,089    $2,054,140,083.91     23,326    $ 7,033,626,375.35      12,707    $ 4,687,378,638.50
DURATION ARM
REPERFORMING           2,800    $  247,101,330.36      2,802    $   311,862,677.46       1,610    $   143,455,015.55
SECONDS                    -    $           -         14,842    $   659,832,093.32      92,043    $ 4,491,782,148.34
SUBPRIME              29,303    $2,898,565,285.44    102,759    $14,578,747,677.08      84,042    $13,400,254,946.87
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                86,034   $20,884,025,641.01    230,907    $48,427,650,052.74     323,788    $62,876,883,692.40


         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, National Association, referred to in this free writing prospectus as Wells Fargo Bank, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the pooling and servicing agreement and as custodian pursuant to the custodial agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor in accordance with the pooling and servicing agreement, and by Wells Fargo Bank, Bank of America, National Association, and one or more additional servicers, none of whom will service 10% or more of the aggregate cut-off date principal balance of the mortgage loans, each in accordance with their respective servicing agreements. The pooling and servicing agreement and each of the respective servicing agreements are collectively referred to herein as the servicing agreements. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements, other than the pooling and servicing agreement, will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or the sponsor, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

         The information set forth in the following paragraphs with respect to the master servicer and each servicer has been provided by the master servicer and each such servicer, respectively.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND THE SERVICERS

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

         o    receiving funds from servicers,

         o    reconciling servicing activity with respect to the mortgage loans,

         o    calculating remittance amounts to certificateholders,

         o sending remittances to the securities administrator for distributions to certificateholders,

         o    investor and tax reporting,

         o    oversight of all servicing activity, including servicers,

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

         o    communicating with borrowers;

         o    sending monthly remittance statements to borrowers;

         o    collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o    paying escrows for borrowers, if applicable;

         o    calculating and reporting payoffs and liquidations;

         o    maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer (or the sponsor, of the defaulting Servicer is Wells Fargo Bank) may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

THE SERVICERS

         The Sponsor, Wells Fargo Bank, Bank of America and one or more additional servicers, none of whom will service 10% or more of the aggregate cut-off date principal balance of the mortgage loans, will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date.

         The following table shows the percentage of mortgage loans serviced by each servicer of at least 10% of the cut-off principal of the mortgage loans:

                                                      Percentage
                                                      ----------
               Wells Fargo Bank, N.A.                   46.94%

               EMC Mortgage Corporation                 40.63%

               Bank of America, N.A.                    12.35%


WELLS FARGO BANK


     Servicing Experience and Procedures of Wells Fargo Bank

     Servicing Experience

          Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

         Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:


                                          AS OF                         AS OF                           AS OF
                                   DECEMBER 31, 2003              DECEMBER 31, 2004                DECEMBER 31, 2005
                                 ---------------------          ---------------------              -----------------
                                            AGGREGATE                       AGGREGATE                         AGGREGATE
                                            ORIGINAL                        ORIGINAL                          ORIGINAL
                                            PRINCIPAL                       PRINCIPAL                         PRINCIPAL
                               NO. OF       BALANCE OF        NO. OF        BALANCE OF            NO. OF      BALANCE OF
                               LOANS          LOANS           LOANS           LOANS               LOANS         LOANS
FIRST LIEN
NON-CONFORMING,
NON-SUBPRIME LOANS             472,694    $141,120,796,584    553,262     $171,086,652,776        635,091   $218,067,611,101


          Servicing Procedures

          Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

          Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

          When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

          Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

          Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

          If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the table above. For a further description of EMC, see "The Sponsor" in this free writing prospectus.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.


                          AS OF DECEMBER 31, 2003                                 AS OF DECEMBER 31, 2004
----------------------------------------------------------------------------------------------------------------------

                                                    PERCENT      PERCENT                                 PERCENT      PERCENT
                       NO. OF                      BY NO. OF    BY DOLLAR     NO. OF                    BY NO. OF    BY DOLLAR
LOAN TYPE              LOANS     DOLLAR AMOUNT       LOANS        AMOUNT      LOANS     DOLLAR AMOUNT     LOANS        AMOUNT
-----------            --------------------------------------------------------------------------------------------------------
ALTA-A ARM..........    2,439    $    653,967,869      1.40%        4.75%       19,498   $ 4,427,820,708    7.96%        15.94%
ALTA-A FIXED........   19,396    $  3,651,416,057     11.14%       26.51%       25,539   $ 4,578,725,473   10.43%        16.48%
PRIME ARM...........    7,978    $    868,798,347      4.58%        6.31%        8,311   $ 1,045,610,015    3.39%         3.76%
PRIME FIXED            16,377    $  1,601,411,491      9.40%       11.63%       14,560   $ 1,573,271,574    5.95%         5.66%
SECONDS.............   25,290    $    690,059,169     14.52%        5.01%       39,486   $ 1,381,961,155   16.13%         4.98%
SUBPRIME............   76,166    $  5,058,932,126     43.73%       36.73%      114,436   $13,706,363,250   46.74%        49.34%
OTHER...............   26,523    $  1,249,014,373     15.23%        9.07%       23,010   $ 1,063,682,459    9.40%         3.83%
                       --------------------------------------------------------------------------------------------------------
TOTAL...............   174,169   $ 13,773,599,432    100.00%      100.00%      244,840   $27,777,434,635  100.00%       100.00%



                                    AS OF OCTOBER 31, 2005
                       ------------------------------------------------

                                                    PERCENT      PERCENT
                        NO. OF                     BY NO. OF    BY DOLLAR
                        LOANS    DOLLAR AMOUNT       LOANS        AMOUNT
                        --------------------------------------------------
                        50,528   $ 11,821,548,094     11.65%       21.25%
                        34,038   $  6,268,800,717      7.85%       11.27%
                         8,910   $  1,267,784,249      2.05%        2.28%
                        16,929   $  2,343,126,437      3.90%        4.21%
                       136,562   $  6,239,175,080     31.48%       11.21%
                       138,609   $ 19,037,928,201     31.95%       34.22%
                        48,256   $  8,655,251,712     11.12%       15.56%
                       ----------------------------------------------------
                       433,832   $ 55,633,614,489    100.00%      100.00%

COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts and Master Servicer Collection Account," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer or the trustee to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING COMPENSATION, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.012% per annum of the aggregate principal balance of the mortgage loans as of the first day of the month immediately preceding such distribution date. Wells Fargo Bank will also be entitled to investment earnings on amounts in the Master Servicer Collection Account and the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.25% to 0.51% per annum and the weighted average servicing fee, by stated principal balance as of the cut-off date is approximately 0.377%. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS AND MASTER SERVICER COLLECTION ACCOUNT

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the master servicer on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

         Wells Fargo Bank, as master servicer, will establish and maintain an account (the "Master Servicer Collection Account") into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from Wells Fargo Bank;

         (iii)any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by Wells Fargo Bank which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by Wells Fargo Bank and required to be deposited in the Master Servicer Collection Account pursuant to the pooling and servicing agreement.

         The Master Servicer Collection Account and amounts at any time credited thereto will comply with the requirements of the pooling and servicing agreement and will meet the requirements of the rating agencies.

         On the business day prior to each distribution date, Wells Fargo Bank will withdraw or cause to be withdrawn all amounts from the Master Servicer Collection Account, net of its master servicing fee, and will remit such net amounts to the paying agent for deposit in the Distribution Account.

DISTRIBUTION ACCOUNT

         The paying agent will establish and maintain in the name of the paying agent, for the benefit of the certificateholders, an account (the "Distribution Account"), into which on or before the business day prior to each distribution date it will deposit all amounts transferred to it by Wells Fargo Bank from the Master Servicer Collection Account, all advances or payments of compensating interest required to be made by the master servicer with respect to the mortgage loans and such distribution date, and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in demand deposits with such depository institutions, on written instructions from Wells Fargo Bank. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii)interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this free writing prospectus. Wells Fargo Bank will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the paying agent and the custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by or reimbursable to them pursuant to the pooling and servicing agreement, dated prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for distribution to the master servicer. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate Wells Fargo Bank, as master servicer, to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency, net of the related servicing fee except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement will obligate the master servicer, as successor servicer, to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this free writing prospectus. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, the related servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable,each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator, the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement will also provide for delivery to the master servicer, the depositor, the securities administrator and the trustee on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

         The pooling and servicing agreement will provide that neither the master servicer nor EMC, as servicer, may resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) in the case of the master servicer, upon compliance with the following requirements:

                  o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably

                  o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and

                  o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, EMC or the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the depositor, or any director, officer, employee, or agent of the master servicer, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee and the depositor and any director, officer, employee or agent of the sponsor, the master servicer and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the pooling and servicing agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to as the "offered certificates," the Class B-IO Certificates and the Class R Certificates, which we are not offering by this free writing prospectus. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates" or as the "senior certificates". We sometime refer to the classes with the letter "M" in their class name as "Class M Certificates" or the "subordinate certificates." We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class B-IO and Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

              o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

              o after the occurrence and continuation of an event of default, certificateholders representing not less than 51% of the voting rights evidenced by each class of book entry certificates advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2006-SD1 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Interest Funds. On each distribution date, the paying agent will withdraw from the Distribution Account the Interest Funds for such distribution date and apply such amount as follows:

                      first, to the Class A Certificates, Current Interest and
              then any Interest Carry Forward Amount due to such class;

                      second, from remaining Interest Funds, to the Class
              M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates, sequentially, in that order, Current Interest for each such class;

                      third, any Excess Spread, to the extent necessary to
              meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                      fourth, any Remaining Excess Spread will be added to
              any Excess Overcollateralization Amount and will be included in Excess Cashflow with and applied as described under "Excess Cashflow Provisions," below.

         Notwithstanding the above, on the first distribution date, all Excess Spread will be paid to the holders of the Class B-IO Certificates.

         On any distribution date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and residual certificates, and thereafter, to the Current Interest payable to the certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

         Principal Distribution Amount. On each distribution date, the Principal Distribution Amount will be applied as follows:

              (A) for each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                      first, to the Class A Certificates until the certificate
              principal balance thereof is reduced to zero;

                      second, to the Class M-1 Certificates, any remaining
              Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

                      third, to the Class M-2 Certificates, any remaining
              Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;

                      fourth, to the Class M-3 Certificates, any remaining
              Principal Distribution Amount until the certificate principal balance thereof is reduced to zero; and

                      fifth, to the Class M-4 Certificates, any remaining
              Principal Distribution Amount until the certificate principal balance thereof is reduced to zero.

              (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                      first, to the Class A Certificates, the Class A Principal
              Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                      second, to the Class M-1 Certificates, from any remaining
              Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                      third, to the Class M-2 Certificates, from any remaining
              Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                      fourth, to the Class M-3 Certificates, from any remaining
              Principal Distribution Amount, the Class M-3 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                      fifth, to the Class M-4 Certificates, from any remaining
              Principal Distribution Amount, the Class M-4 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

         Excess Cashflow Provisions. On each distribution date, any Excess Cashflow will be applied as follows:

                      first, to the Class A Certificates, any unpaid Interest
              Carry Forward Amount for such class of certificates and distribution date to the extent not paid pursuant to clause first under "Interest Funds," above;

                      second,from any remaining Excess Cashflow, to the Class
              M-l Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such class and distribution date, to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                      third, from any remaining Excess Cashflow, to the
              Supplemental Interest Reserve Fund, and therefrom to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such class and distribution date, to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                      fourth, from any remaining Excess Cashflow, to the
              Supplemental Interest Reserve Fund, and therefrom to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date, to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                      fifth, from any remaining Net Monthly Excess Cashflow, to
              the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, sequentially, in that order, an amount equal to such certificates' allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

                      sixth, from the remaining Excess Cashflow, to the Swap
              Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

                      seventh, from any remaining Excess Cashflow, to the Class
              B-IO Certificates, an amount specified in the pooling and servicing agreement; and

                     eighth, any remaining amounts to the residual certificates.

GLOSSARY

         "Applied Realized Loss Amount," with respect to any class of subordinate certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class as provided under "--Allocation of Realized Losses" below, which shall, on any such distribution date, so long as their respective certificate principal balances have not been reduced to zero, equal the amount, if any, by which, (a) the aggregate certificate principal balance of all of the certificates (after all distributions of principal on such distribution date) exceeds (b) the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Due Period.

         A "Basis Risk Shortfall Carry Forward Amount" is, as of any distribution date for a class of certificates, the sum of:

              o if on such distribution date the applicable pass-through rate for such class is based upon the interest rate cap, the excess of

                  (i) the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated at One-Month LIBOR plus the applicable margin for the related accrual period; over

                  (ii) the sum of interest calculated at the interest rate cap for such distribution date and any amount paid to such class under the interest rate swap agreement

                  (such excess being the "Basis Risk Shortfall" for such distribution date); and

              o the Basis Risk Shortfall for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the accrual period with respect to each such prior distribution date), together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

         "Certificate principal balance" with respect to each class of offered certificates and any distribution date, is the original certificate principal balance of such class, reduced by the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) in the case of each class of subordinate certificates, any Applied Realized Loss Amounts allocated to such class on previous distribution dates, and increased by
(iii) in the case of each class of subordinate certificates, any Subsequent Recoveries allocated to such class on previous distribution dates.

         "Class A Principal Distribution Amount," with respect to any applicable distribution date is an amount equal to the excess of

              o the aggregate certificate principal balance of the Class A Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 75.70% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-1 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date) and

                  2. the certificate principal balance of the Class M-1 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 84.90% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-2 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date) and

                  3. the certificate principal balance of the Class M-2 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 89.90% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-3 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date) and

                  4. the certificate principal balance of the Class M-3 Certificates immediately prior to that distribution date over

              o   the lesser of

                  (a) approximately 92.50% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-4 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date) and

                  5. the certificate principal balance of the Class M-4 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 93.50% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  On each distribution date on and after which the aggregate certificate principal balance of the Class A and Class M Certificates, other than the Class M-4 Certificates, have been reduced to zero, the Class M-4 Principal Distribution will equal 100% of the Principal Distribution Amount.

         "Current Interest," with respect to each class of certificates (other than the Class B-IO and Class R Certificates) and each distribution date is the interest accrued at the applicable pass-through rate (including for such purpose any application of the interest rate cap) for the related accrual period on the certificate principal balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such class of offered certificates described under in "--Distributions--Interest Funds" in this free writing prospectus.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Excess Cashflow," with respect to any distribution date, is the sum of
(a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such distribution date.

         "Excess Overcollateralization Amount," with respect to any distribution date, is the lesser of (1) Principal Funds and (2) the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such distribution date.

         "Excess Spread," with respect to any distribution date, is the excess, if any, of Interest Funds for such distribution date over the sum of Current Interest on the certificates and Interest Carry Forward Amounts on the Class A Certificates on such distribution date.

         "Extra Principal Distribution Amount," with respect to the first distribution date, is zero, and with respect to any subsequent distribution date, is the lesser of (a) the excess, if any, of the Specified
Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Interest Carry Forward Amount," with respect to each class of certificates and any distribution date, is the sum of

              o   the excess of

                  (a) Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount of interest actually distributed to such class on such prior distribution dates,

              and

              o interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for the related interest accrual period, including the interest accrual period relating to such distribution date.

         "Interest Funds," with respect to any distribution date are equal to:

         (i)  the sum, without duplication, of the following amounts:

                  o all interest received during the related Due Period, less the related servicing fee and master servicing fee, as applicable,

                  o   all advances relating to interest,

                  o   all Compensating Interest,

                  o Liquidation Proceeds, to the extent such Liquidation Proceeds relate to interest,

                  o the interest portion of proceeds of the repurchase of any mortgage loans and

                  o the interest portion of the purchase price of the assets of the trust upon exercise by EMC of its optional termination right, less

         (ii) amounts relating to interest used to reimburse the trustee, the securities administrator, the master servicer or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party, and any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider.

         "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Overcollateralization Amount," with respect to any distribution date, is the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) over (b) the certificate principal balances of the certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Floor" is 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         "Prepayment Period" with respect to any distribution date and the mortgage loans serviced by EMC, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs in. With respect to any distribution date and all other mortgage loans, the period that is provided in the related servicing agreement.

         "Principal Distribution Amount," with respect to any distribution date, is equal to

                  o   the Principal Funds for such distribution date, plus

                  o any Extra Principal Distribution Amount for such distribution date, less

                  o any Excess Overcollateralization Amount for such distribution date.

         "Principal Funds," with respect to any distribution date, are equal to:

         (i)  the sum, without duplication, of the following amounts:

                  o the scheduled principal collected during the related Due Period or advanced on or before the master servicer advance date,

                  o prepayments, exclusive of any prepayment charges, collected in the related prepayment period,

                  o the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or a servicer,

                  o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by a servicer in connection with a substitution of a mortgage loan,

                  o all Liquidation Proceeds collected during the related Due Period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period and all Subsequent Recoveries received during the related Due Period, and

                  o the principal portion of the purchase price of the assets of the trust upon the exercise by EMC of its optional termination rights, less

         (ii) amounts relating to principal or not allocable to either principal or interest used to reimburse the trustee, the securities administrator, the master servicer or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party, and any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider, to the extent not paid from Interest Funds for the related distribution date and to the extent remaining unpaid from any previous distribution date.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Remaining Excess Spread" with respect to any distribution date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

         "Specified Overcollateralization Amount" for the first distribution date, is zero, and for each subsequent distribution date (i) prior to the Step-Down Date is 3.25% of the aggregate principal balance of the mortgage loans as of the cut-off date and (ii) on or after the Step-Down Date, provided a Trigger Event is not in effect, the greater of (a) 6.50% of the aggregate stated principal balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and (b) the Overcollateralization Floor or (iii) on and after the Step-Down Date and if a Trigger Event is in effect, the Specified Overcollateralization Amount for the immediately preceding distribution date.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof minus the sum of:

                  o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

                  o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

                  o any Realized Loss thereon incurred during the related Due Period;

plus, with respect to each negatively amortizing loan, any Deferred Interest added to principal through the last day of the related Due Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date" means the later to occur of

                  o   the distribution date occurring in March 2009 and

                  o the first distribution date for which the aggregate certificate principal balance of the subordinate certificates plus the Overcollateralization Amount for such distribution date divided by the sum of the Stated Principal Balances of the mortgage loans as of the end of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) is greater than or equal to approximately 24.30%.

         A "Trigger Event," with respect to any distribution date on or after the Stepdown Date, exists if either:

         (A)      (i)  the three-month rolling average of the sum of the
                       Stated Principal Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Stated Principal Balances of all of the mortgage loans as of the last day of the related Due Period, equals or exceeds

                  (ii) 50.00% of the aggregate certificate principal balance of the subordinate certificates plus any Overcollateralization Amount (in each case after taking into account distribution of the related Principal Distribution Amount on such distribution date) as a percentage of the sum of the Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for prepayments received during the related Prepayment Period), or

          (B) as of the last day of the related Due Period, the aggregate amount of Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, exceed for distribution dates occurring in:


                 DISTRIBUTION DATE                                                    LOSS PERCENTAGE
                 -----------------                                                    ---------------
                 March 2009 through February 2010                                          2.25%
                 March 2010 through February 2011                                          3.25%
                 March 2011 through February 2012                                          3.75%
                 March 2012 and each month thereafter                                      3.95%

         "Unpaid Applied Realized Loss Amount," with respect to any class of subordinate certificates and as to any distribution date, is the excess of:

                  o the Applied Realized Loss Amount with respect to such class over

                  o the sum of all distributions in reduction of the Applied Realized Loss Amounts and any Subsequent Recoveries allocated to such class on all previous distribution dates.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the certificate principal balance of such class.

TABLE OF FEES

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

             Item                            Fee                                Paid From
-----------------------         ------------------------        ----------------------------------
Master Servicing Fee(1)         0.012% per annum                Mortgage Loan Interest Collections
Servicing Fee(1)                0.25% - 0.51 % per annum        Mortgage Loan Interest Collections

(1) The master servicing fee and servicing fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
(2) Subject to a variance of plus or minus 0.0025%.


         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates, the certificate principal balances of one or more classes of the subordinate certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class M-4 until the certificate principal balance of each such class has been reduced to zero. Any such reduction is an Applied Realized Loss Amount. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the related Due Period will be allocated to the Class A Certificates.

         No reduction of the certificate principal balance of any class shall be made on any distribution date on account of Realized Losses to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the related due date.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the month preceding the month of that distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of subordinate certificates, such recovery, which we refer to in this free writing prospectus as a "Subsequent Recovery," will be distributed in accordance with the priorities described under " -Distributions" above. Additionally, the certificate principal balance of each class of subordinate certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the Unpaid Applied Realized Loss Amount for such class immediately prior to such distribution date. Holders of such certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread and certain available Net Swap Payments will be required to be applied on each distribution date (except for Excess Spread payable on the distribution date in March 2006) as an Extra Principal Distribution Amount with respect to the offered certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount.

         If, on any distribution date, the Excess Overcollateralization Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any Remaining Excess Spread will be paid as provided under "--Distributions--Excess Cashflow Provisions" above.

PASS-THROUGH RATES

         The pass-through rate per annum for each class of certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described below under "--Calculation of One-Month LIBOR," plus the applicable per annum pass-through margin for such class set forth below, subject to the interest rate cap.

         The "interest rate cap" is equal to the excess of (A) the weighted average of the net mortgage rates of the mortgage loans, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis over
(B) the sum of (1) the Net Swap Payment payable to the Swap Provider and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date, multiplied by 12.

         For purposes of calculating the interest rate cap, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the master servicing fee and the related servicing fee.

         The per annum pass-through margin for each class of offered certificates is as follows:

                  o for the Class A Certificates, (a) for any distribution date on or prior to the optional termination date, _____% and (b) for any distribution date after the optional termination date, _____%,

                  o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, _____% and (b) for any distribution date after the optional termination date, _____%,

                  o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, _____% and (b) for any distribution date after the optional termination date, _____%,

                  o for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, _____% and (b) for any distribution date after the optional termination date, _____%, and

                  o for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, _____% and (b) for any distribution date after the optional termination date, _____%.

         If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "--Distributions" above.

         Basis Risk Shortfall Carry Forward Amounts for any class will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Supplemental Interest Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basis Risk Shortfall payments or from and to the extent of funds on deposit in the Swap Account, as the case may be. The source of funds on deposit in the Supplemental Interest Reserve Fund will be limited to an initial deposit of $5,000 and amounts payable to such account for distribution in respect of Basis Risk Shortfall payments as described under "--Distributions" above.

CALCULATION OF ONE-MONTH LIBOR

         One-Month LIBOR for the initial accrual period is _____% per annum. For each subsequent accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the offered certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for such accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  o   with an established place of business in London,

                  o which have been designated as such by the securities administrator and

                  o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates for the related accrual period shall, in the absence of manifest error, be final and binding.

THE SWAP ADMINISTRATOR

         Wells Fargo Bank, N.A. will be the Swap Administrator under the Swap Administration Agreement. The Swap Administrator will only be obligated to make payments to the trust under the Swap Administration Agreement to the extent that it receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, N.A. as master servicer and securities administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A., as the Swap Administrator.

THE INTEREST RATE SWAP AGREEMENT

         Wells Fargo Bank, N.A. (in such capacity, the "Swap Administrator") will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products Inc. (the "Swap Provider"). On each distribution date through the distribution date in February 2011, subject to earlier termination as set forth below, pursuant to a swap administration agreement (the "Swap Administration Agreement"), the Swap Administrator will deposit into an account (the "Swap Account"), certain amounts, if any, received from the Swap Provider. On each such distribution date, amounts on deposit in the Swap Account will be made to the trust in respect of certain Interest Carry Forward

Amounts, Basis Risk Shortfall Carry Forward Amounts and amounts necessary to maintain or restore the Overcollateralization Target Amount to the extent not covered by the Excess Spread as described in this free writing prospectus. The Swap Account will not be an asset of any REMIC.

         Under the Interest Rate Swap Agreement, on or before each such distribution date, the Swap Administrator will be obligated to pay on behalf of the trust to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.1675% per annum, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360. On or before each such distribution date, the Swap Provider will be obligated to pay to the Swap Administrator a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR on such distribution date as determined pursuant to the Interest Rate Swap Agreement, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each distribution date (a) by the Swap Administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Swap Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount.

         The notional amount with respect to the Interest Rate Swap Agreement and each applicable distribution date will be the related notional amount set forth below. The Interest Rate Swap Agreement will commence on the closing date and terminate in accordance with its terms immediately following the distribution date in February 2011, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

                                                    NOTIONAL AMOUNT OF INTEREST RATE SWAP
        MONTH OF DISTRIBUTION DATE                                AGREEMENT ($)
        --------------------------                  -------------------------------------
  March 2006                                                  292,810,730.50
  April 2006                                                  285,633,965.40
  May 2006                                                    278,631,676.00
  June 2006                                                   271,799,646.20
  July 2006                                                   265,133,761.10
  August 2006                                                 258,630,005.10
  September 2006                                              252,284,458.80
  October 2006                                                246,093,297.60
  November 2006                                               240,052,788.50
  December 2006                                               234,159,288.60
  January 2007                                                228,409,242.60
  February 2007                                               222,799,180.80
  March 2007                                                  217,325,716.90
  April 2007                                                  211,889,559.20
  May 2007                                                    206,567,793.80
  June 2007                                                   201,361,893.40
  July 2007                                                   196,266,633.60
  August 2007                                                 191,281,331.00
  September 2007                                              186,403,364.50
  October 2007                                                181,630,287.30
  November 2007                                               176,960,881.40


                                      S-80


  December 2007                                               172,393,383.60
  January 2008                                                167,926,026.60
  February 2008                                               143,933,027.40
  March 2008                                                  140,167,216.90
  April 2008                                                  136,484,550.30
  May 2008                                                    132,884,482.30
  June 2008                                                   129,365,570.10
  July 2008                                                   125,926,190.90
  August 2008                                                 122,565,130.30
  September 2008                                              119,280,523.40
  October 2008                                                116,070,696.10
  November 2008                                               112,934,515.60
  December 2008                                               109,871,230.90
  January 2009                                                106,879,487.40
  February 2009                                                98,244,168.87
  March 2009                                                   95,547,387.85
  April 2009                                                   92,907,690.12
  May 2009                                                     90,324,410.58
  June 2009                                                    87,796,875.05
  July 2009                                                    85,324,400.90
  August 2009                                                  82,906,543.93
  September 2009                                               80,542,346.49
  October 2009                                                 78,231,104.80
  November 2009                                                75,971,925.21
  December 2009                                                73,763,981.08
  January 2010                                                 71,606,870.88
  February 2010                                                67,974,158.41
  March 2010                                                   65,961,779.07
  April 2010                                                   63,996,977.13
  May 2010                                                     62,079,043.44
  June 2010                                                    60,207,246.93
  July 2010                                                    58,381,449.81
  August 2010                                                  56,597,489.94
  September 2010                                               54,854,932.09
  October 2010                                                 53,151,474.28
  November 2010                                                51,491,057.58
  December 2010                                                49,872,749.06
  January 2011                                                 48,295,968.23
  February 2011                                                46,759,979.48

         The respective obligations of the Swap Provider and the Swap Administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below), or event that with the giving of notice or lapse of time or both would become a Swap Default, shall have occurred and be continuing on the related distribution date with respect to the Interest Rate Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

         "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

                  o   "Failure to Pay or Deliver,"

                  o "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

                  o "Merger without Assumption" (but only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

         "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

                  o "Illegality" (which generally relates to changes in law that make it unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

                  o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

                  o "Tax Event Upon Merger" (solely with respect to the Swap Provider) (which generally relates to the Swap Provider receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement), which include if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

         Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events and Additional Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the related Termination Event or Additional Termination Event, all as set forth in the Interest Rate Swap Agreement. In addition, the Swap Provider will have the right to designate an Early Termination Date upon (i) the delivery of notice indicating the intent of the depositor to exercise its option to terminate the trust fund in accordance with the Pooling and Servicing Agreement, (ii) receipt by the certificateholders or the Swap Provider of a final distribution notice or (iii) receipt by the trustee, the certificateholders or the Swap Provider of any other notice of early termination of the Pooling and Servicing Agreement or of a final distribution thereunder. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

         Upon any Swap Early Termination, the Swap Administrator, on behalf of the trust, or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other party (regardless of which party has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement on the date of such Swap Early Termination, computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event (as defined below). The trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the certificateholders.

         A "Swap Provider Trigger Event" shall mean: (i) the occurrence of an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), or (ii) the occurrence of a Termination Event or an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

         If the Swap Provider's credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each of S&P and Fitch has reconfirmed its respective rating of each certificate which was in effect immediately prior to such Swap Provider credit rating reduction and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute Swap Provider (with credit ratings at least equal to the specified levels) that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, or (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement (such provisions, the "Downgrade Provisions").

Payments under the Interest Rate Swap Agreement

         Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from Interest Funds before distributions to the certificateholders. On or before each distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Swap Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment (other than as a result of a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the group I certificates and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

         On or before each applicable distribution date, Net Swap Payments payable by the Swap Provider to the Swap Administrator will be deposited by the Swap Administrator into the Swap Account for the benefit of the certificateholders. On each such distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from the Swap Account to remit to the paying agent for distribution to the I certificates in the following order of priority:

                  first, to the Class A Certificates to pay accrued interest and any Interest Carry Forward Amount on such certificates to the extent due to the allocation thereto of the interest portion of a Realized Loss with respect to the mortgage loans, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions--Interest Funds" above;

                  second, sequentially to the Class M-1, Class M-2, Class M-3 and Class M-4, in that order, to pay accrued interest on such certificates, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Interest Funds" above, and any Interest Carry Forward Amount on such certificates to the extent due to the allocation thereto of the interest portion of a Realized Loss with respect to the mortgage loans;

                  third, to pay, first to the Class A Certificates and second, sequentially to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts on such certificates for such distribution date; and

                  fourth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the related Specified Overcollateralization Amount as a result of Realized Losses and to the extent not covered by Excess Spread, distributed in the same manner and priority as the Principal Distribution Amount and as described under "Description of the Certificates--Excess Spread and Overcollateralization Provisions" above.

         Any amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

THE SWAP PROVIDER

         Bear Stearns Financial Products Inc. or BSFP, will be the swap provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

          The information contained in the preceding paragraph has been provided by BSFP for use in this free writing prospectus. BSFP has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus.

         The depositor has determined that the aggregate significance percentage, as calculated in accordance with Regulation AB under the Securities Act of 1933, of the Interest Rate Swap Agreement is less than 10%.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the trustee and the depositor a statement generally setting forth, among other information:

                  1. the applicable accrual periods for calculating distributions and general distribution dates;

                  2. total cash flows received and the general sources thereof;

                  3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

                  4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein,
         (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

                  5. the amount of such distribution to holders of the offered certificates allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement;

                  6. the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

                  7. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

                  8. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

                  9. the Pass-Through Rate for each class of offered certificates for such distribution date;

                  10. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

                  11. the number and aggregate principal balance of any mortgage loans that were delinquent (exclusive of mortgage loans in foreclosure) using the "OTS" or "MBA" method, as applicable, (1) one scheduled payment is delinquent, (exclusive of mortgage loans in foreclosure) (2) two scheduled payments are delinquent, (3) three or more scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period;

                  12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

                  13. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

                  14. Whether a Stepdown Date has occured and whether a Trigger Event is in effect;

                  15. the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

                  16. the cumulative Realized Losses through the end of the preceding month;

                  17. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans;

                  18. the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider; and

                  19. if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600.

         To the extent timely received from the securities administrator, the trustee will also make monthly statements available each month to certificateholders via the trustee's internet website. The trustee's internet website will initially be located at www.jpmorgan.com/sfr. Assistance in using the trustee's website service can be obtained by calling the trustee's customer service desk at (877) 722-1095.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator or trustee, as applicable, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee, without the consent of certificateholders,

          o    to cure any ambiguity,

          o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

          o to conform the terms of the pooling and servicing agreement to those of this free writing prospectus or

          o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates. The pooling and servicing agreement may also be amended without the consent any of the certificateholders, to change the manner in which the Master Servicer Collection Account or EMC's protected account is maintained, provided that any such change does not adversely affect the then current rating on any class of certificates. In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

          (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

          (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

VOTING RIGHTS

         As of any date of determination,

          o holders of the offered certificates will be allocated 95% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances;

          o holders of the Class B-IO Certificates will be allocated 3% of all voting rights; and

          o holders of the Class R Certificates will be allocated 2% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         The depositor will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect early retirement of all the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the "optional termination date." In the event that the depositor exercises either such option, it will effect such repurchase at a price equal to the sum of

          o 100% of the stated principal balance of each mortgage loan plus accrued interest thereon at the applicable mortgage rate,

          o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan,

          o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or the custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations, and

          o any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

TRANSFER OF MASTER SERVICING

         The master servicer may assign its rights and delegate its duties and obligations as master servicer under the pooling and servicing agreement upon a determination that its duties are no longer permissible under applicable law or if (i) the master servicer has proposed a successor master servicer reasonably satisfactory to the trustee; (ii) the successor master servicer is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; and (iii) each rating agency shall have delivered to the trustee written confirmation that the appointment of such successor master servicer will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such rating agency to any of the offered certificates. Any such determination permitting the resignation of the master servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee. No resignation by the master servicer shall become effective until the trustee or a successor master servicer to such appointment shall have assumed the master servicer's responsibilities, duties, liabilities and obligations hereunder. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of this free writing prospectus, "fiscal quarter" for any year means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

          o any failure by Wells Fargo Bank, as master servicer, to deposit in the Master Servicer Collection Account the required amounts or any failure by the master servicer or EMC, as servicer, to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for five business days after written notice of such failure shall have been given (i) in the case of the master servicer, to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates and (ii) in the case of EMC, as servicer, to EMC by the master servicer;

          o any failure by the master servicer or EMC, as servicer, to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer or EMC, as servicer, in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure (i) in the case of the master servicer, to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates and (ii) in the case of EMC, as servicer, to EMC by the master servicer; or

          o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer or EMC, as servicer, indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, in the case of an event of default with respect to the master servicer, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         In the case of an event of default relating to a default by EMC, as servicer, pursuant to the pooling and servicing agreement, the master servicer shall terminate the rights and obligations of EMC, as servicer, and assume those rights and obligations as successor servicer, after a transition period of 90 days.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE CUSTODIAN

         Wells Fargo Bank will act as custodian of the mortgage loans. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. The custodian maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

THE TRUSTEE

         The trustee is JPMorgan Chase Bank, N.A., a banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as indenture trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

         Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of December 31, 2005, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,000 asset-backed securities transactions, including about 804 domestic residential mortgage receivables securities transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the sponsor will have the right to replace it as master servicer or, instead, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee by the master servicer pursuant to the pooling and servicing agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator and to the Rating Agencies.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as Certificate Registrar and Paying Agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 12.48% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and certain available Net Swap Payments, in each case applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

          o the overcollateralization level of the assets at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the offered certificates;

          o    the delinquency and default experience of the mortgage loans,

          o the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when the required overcollateralization level has been met.

         To the extent that greater amounts of Excess Spread and Net Swap Payments are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread or Net Swap Payments to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions" and "-- Excess Spread and Overcollateralization Provisions" in this free writing prospectus.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Applied Realized Loss Amount. Realized Losses will not be allocated to reduce the certificate principal balance of the Class A Certificates. However, those Class A Certificates that are outstanding for a longer period as a result of the payment priorities will have a greater risk that their respective yield to maturity will be affected by both the amount and timing of Realized Losses.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         Certain of the mortgage loans are fixed rate loans and certain of the mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to the offered certificates.

         The certificates have the benefit of the Interest Rate Swap Agreement through the distribution date in February 2011, as described in this free writing prospectus. If the Pass-Through Rate on a class of certificates is limited by its interest rate cap, no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any applicable Excess Spread is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts. See "Description of the Certificates--Excess Spread and Overcollateralization Provisions" and "--The Interest Rate Swap Agreement."

         To the extent that the Pass-Through Rate on the Class A Certificates and Class M Certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class on such distribution date at the applicable Pass-Through Rate without regard to the related interest rate cap, and (y) the Current Interest payable to such class on such distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement on a distribution date are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread on such distribution date with respect to group I may be used. However, there can be no assurance that such Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the interest rate cap, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR on a distribution date, the amount of related Excess Spread available on such distribution date to the Class A Certificates and Class M Certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid on such distribution date to the Swap Provider as described in this free writing prospectus. In addition, the interest rate cap and therefore the pass-through rate on the Class A Certificates and Class M Certificates may be reduced on a distribution date by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this free writing prospectus.

         The "final scheduled distribution date" is the distribution date in April 2036. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

          o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof,

          o Excess Spread, to the extent available, will be applied as an accelerated payment of principal on the certificates to the extent described herein and

          o the depositor may purchase all the mortgage loans and REO properties when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 24% CPR assumes a constant prepayment rate of 24% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

          o    the mortgage loans prepay at the indicated percentages of CPR;

          o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in March 2006, in accordance with the payment priorities defined in this free writing prospectus, and no amounts are received by the trust from the interest rate swap agreement;

          o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

          o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in March 2006, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in February 2006, and include 30 days' interest thereon;

          o    the closing date for the Certificates is March 14, 2006;

          o each index for the adjustable rate mortgage loans remains constant at the following levels:

                    INDEX                                    RATE
                    -----                                    ----
               1-Month LIBOR                               4.6400%
               6-Month LIBOR                               4.9800%
               1-Year LIBOR                                5.1200%
               1-Year CMT                                 4.60197%
               COFI                                        3.2960%
               MTA                                         3.8880%

          o The per annum pass-through margin for each class of offered certificates is as follows:

               o for the Class A Certificates, (a) for any distribution date on or prior to the optional termination date, 0.370% and (b) for any distribution date after the optional termination date, 0.740%,

               o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, 0.670% and (b) for any distribution date after the optional termination date, 1.005%,

               o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.500% and (b) for any distribution date after the optional termination date, 2.250%,

               o for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.500% and (b) for any distribution date after the optional termination date, 2.250%, and

               o for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, 1.500% and (b) for any distribution date after the optional termination date, 2.250%;

               o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

               o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

               o other than mortgage loans that are balloon loans or negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

               o    no Net Swap Payments or Swap Termination Payments are made;

               o except as indicated with respect to the weighted average lives, the depositor does not exercise its right to purchase the assets of the trust fund on any optional termination date;

               o scheduled monthly payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment period (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110%, 115% or 125%, as the case may be, of the original principal balance on such mortgage loan due to the deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be rest on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity); and

               o the mortgage loans have the approximate characteristics described below:

                                                                                            Original      Remaining      Remaining
                                               Initial         Gross            Net       Amortization   Amortization     Term of
  Mortgage         Original      Current       Monthly        Mortgage        Mortgage        Term          Term         Maturity
  Loan Number     Balance ($)   Balance ($)  Payment ($)       Rate (%)        Rate (%)     (months)      (months)       (months)
  -----------     -----------   -----------    -------        --------        --------     --------      --------       --------
       1            69,200.00      68,444.26      N/A       10.5000000000  9.9880000000      360            335           158
       2            10,000.00       6,394.80      N/A       10.0000000000  9.7380000000      360            113           N/A
       3           270,000.00     265,289.53      N/A        6.3750000000  5.8630000000      360            342           N/A
       4            94,400.00      92,471.89      N/A        6.4000000000  5.8880000000      360            339           N/A
       5        64,846,238.16  63,719,817.23      N/A        5.9990159358  5.5560474744      353            337           N/A
       6           722,500.00     715,688.91      N/A        6.6617501346  6.3997501346      360            350           N/A
       7         1,135,184.00   1,122,786.70      N/A        6.5176274198  6.2556274198      360            350           N/A
       8           321,432.00     318,045.67      N/A        6.8311764904  6.4133445622      360            348           N/A
       9           122,400.00     121,719.40      N/A        7.2500000000  6.7380000000      360            353           N/A
      10        61,616,189.39  60,690,924.67      N/A        6.7506865473  6.4218250999      357            342           N/A
      11           215,920.00     214,553.86      N/A        8.5000000000  7.9880000000      360            350           N/A
      12           616,295.00     610,767.37      N/A        8.2038626302  7.6918626302      360            347           N/A
      13           162,900.00     158,222.29      N/A        7.8750000000  7.3630000000      360            323           N/A
      14         8,150,684.40   7,862,579.54      N/A        7.8459274880  7.4501545904      346            310           N/A
      15           104,000.00     102,843.24      N/A        9.4948749631  8.9828749631      363            345           N/A
      16            70,550.00      70,200.37      N/A        9.2500000000  8.7380000000      360            351           N/A
      17         1,542,954.64   1,485,504.77      N/A        8.8976777666  8.4786200509      330            281           N/A
      18            70,800.00      69,925.59      N/A       10.8750000000 10.3630000000      360            331           N/A
      19           416,159.00     405,375.79      N/A       10.0962838450  9.7561969558      329            295           N/A
      20           820,500.00     790,278.94      N/A        5.6250000000  5.3630000000      180            170           N/A
      21         6,688,339.00   5,885,154.01      N/A        5.5947355329  5.2139544846      179            168           N/A
      22           285,000.00     275,378.69      N/A        6.5000000000  6.2380000000      180            169           N/A
      23           189,000.00     182,345.00      N/A        6.8750000000  6.5280141079      180            169           N/A
      24         2,770,699.68   2,013,856.10      N/A        6.7452680848  6.3723734496      168            136           N/A
      25           388,171.81     329,047.76      N/A        7.9214068309  7.4094068309      231            203           N/A
      26            31,140.00      23,085.24      N/A        8.4500000000  8.1880000000      360            163           N/A
      27         1,495,550.00   1,497,056.52      N/A        6.0258688530  5.5138688530      358            350           N/A
      28         1,589,746.00   1,589,307.32      N/A        7.1709389314  6.6589389314      360            350           N/A
      29           187,425.00     187,425.00      N/A        8.0000000000  7.4880000000      360            350           N/A
      30           230,700.00     230,700.00      N/A        7.6799414824  7.1679414824      360            355           N/A
      31           110,400.00     110,400.00      N/A        6.3750000000  5.8630000000      180            173           N/A
      32           528,500.00     528,499.25      N/A        6.2728238853  5.7608238853      360            351           N/A
      33         1,094,520.00   1,024,016.16      N/A        5.5036325598  5.1419305737      360            325           N/A
      34           103,909.48     103,527.73      N/A        5.8940000000  5.3820000000      282            281           N/A
      35           547,910.58     545,018.31      N/A        4.8574026692  4.3454026692      319            315           N/A
      36         1,033,731.55   1,018,812.37      N/A        5.5100447924  5.0833103023      354            343           N/A
      37           128,200.00     128,200.00      N/A        6.0000000000  5.4880000000      360            342           N/A
      38           443,650.00     443,650.00      N/A        6.2550000000  5.7430000000      360            346           N/A
      39         1,231,306.88   1,220,089.18      N/A        8.2230741990  7.7110741990      358            344           N/A
      40         2,038,025.00   2,010,188.32      N/A        7.5788556648  7.1599636118      360            343           N/A
      41           237,000.00     234,141.94      N/A        7.9900000000  7.4780000000      360            343           N/A
      42            39,950.00      38,708.05      N/A        8.9500000000  8.4380000000      360            325           N/A
      43            71,550.00      70,961.90      N/A        8.5000000000  7.9880000000      360            347           N/A
      44           239,600.00     233,568.94      N/A        6.7500000000  6.2380000000      360            333           N/A
      45           234,700.00     232,075.45      N/A       10.0277508629  9.5157508629      360            337           N/A
      46            87,600.00      86,633.23      N/A        7.0000000000  6.4880000000      360            347           N/A
      47         4,529,170.37   4,469,062.90      N/A        7.5294105606  7.1897268677      353            337           N/A
      48           176,150.00     176,150.00      N/A        6.7500000000  6.2380000000      360            353           N/A
      49           146,400.00     138,582.84      N/A        7.8680000000  7.3560000000      360            313           N/A
      50        3 ,428,479.70   3,175,876.28      N/A        5.3782450481  4.8662450481      355            302           N/A
      51           833,900.00     684,656.45      N/A        6.4736139344  5.9886293667      360            275           N/A
      52            94,469.00      91,392.46      N/A        5.5000000000  4.9880000000      417            341           N/A
      53         1,300,000.00   1,300,000.00      N/A        5.7500000000  5.2380000000      360            346           N/A
      54           939,500.00     939,250.00      N/A        5.4770428533  4.9650428533      360            352           N/A
      55           860,000.00     858,214.35      N/A        5.5146070049  5.0026070049      360            348           N/A
      56           166,800.00     166,800.00      N/A        5.7500000000  5.2380000000      360            353           N/A
      57           761,000.00     744,751.44      N/A        9.9260962255  9.4140962255      360            326           N/A
      58           243,900.00     239,217.63      N/A       10.2658579919  9.9240486568      360            333           N/A
      59           157,500.00     154,725.54      N/A       11.3750000000 11.1130000000      360            323           N/A
      60         2,350,715.00   2,237,079.54      N/A        8.8185510086  8.3065510086      360            317           N/A
      61           358,800.00     349,674.10      N/A        9.3082063234  8.7962063234      360            332           N/A

(Table Continued)
                                                                                            Next
                                                              Months to       Months       Payment        Months
                                                                Next         Between      Adjustment      Between
 Mortgage                                         Gross     Interest Rate      Rate        Period         Payment
 Loan Number      Loan Type       Index         Margin (%)   Adjustment     Adjustment     (months)      Adjustment
 -----------      ---------       -----         ----------   ----------     ----------     ----------     ----------
       1            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
       2            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
       3            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
       4            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
       5            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
       6            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
       7            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
       8            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
       9            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      10            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      11            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      12            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      13            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      14            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      15            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      16            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      17            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      18            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      19            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      20            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      21            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      22            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      23            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      24            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      25            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      26            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      27            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      28            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      29            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      30            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      31            Fixed          N/A              N/A         N/A            N/A           N/A            N/A
      32         Adjustable    1 Year LIBOR     3.0630313690       3             12             4             12
      33         Adjustable    1 Year LIBOR     2.2500000000       8             12             9             12
      34         Adjustable   1 Year Treasury   2.8750000000       11            12             12            12
      35         Adjustable   1 Year Treasury   2.3877497472       8             12             9             12
      36         Adjustable   1 Year Treasury   2.4266505556       5             12             6             12
      37         Adjustable   6 Month LIBOR     2.7500000000       6              6             7              6
      38         Adjustable   6 Month LIBOR     6.2500000000       10             6             11             6
      39         Adjustable   6 Month LIBOR     6.3481080535       8              6             9              6
      40         Adjustable   6 Month LIBOR     5.6544188793       7              6             8              6
      41         Adjustable   6 Month LIBOR     5.5000000000       7              6             8              6
      42         Adjustable   6 Month LIBOR     6.1250000000       1              6             2              6
      43         Adjustable   6 Month LIBOR     4.7500000000       11             6             12             6
      44         Adjustable   6 Month LIBOR     4.0000000000       9              6             10             6
      45         Adjustable   6 Month LIBOR     7.2045674758       9              6             10             6
      46         Adjustable   6 Month LIBOR     5.1250000000       11             6             12             6
      47         Adjustable   6 Month LIBOR     5.5193698926       8              6             9              6
      48         Adjustable   1 Month LIBOR     2.1250000000       1              1             2              1
      49         Adjustable   1 Year Treasury   4.2500000000       1             12             2             12
      50         Adjustable   1 Year Treasury   2.6449967668       5             12             6             12
      51         Adjustable   1 Year Treasury   2.7194674132       8             12             9             12
      52         Adjustable   1 Year Treasury   2.7500000000       8             12             9             12
      53         Adjustable   6 Month LIBOR     2.7500000000       4              6             5              6
      54         Adjustable   6 Month LIBOR     1.6757053500       4              6             5              6
      55         Adjustable   6 Month LIBOR     3.4879413561       4              6             5              6
      56         Adjustable   6 Month LIBOR     2.2500000000       5              6             6              6
      57         Adjustable   6 Month LIBOR     5.5468019152       4              6             5              6
      58         Adjustable   6 Month LIBOR     6.5451906649       3              6             4              6
      59         Adjustable   6 Month LIBOR     8.5000000000       5              6             6              6
      60         Adjustable   6 Month LIBOR     4.6439589325       3              6             4              6
      61         Adjustable   6 Month LIBOR     4.8331559837       4              6             5              6

(Table Continued)

                                                                                                               Maximum
                  Initial       Subsequent                                         Remaining                   Negative
                 Periodic        Periodic           Gross             Gross      Interest Only   Periodic    Amortization
 Mortgage          Rate           Rate             Minimum           Maximum         Term        Payment      Percentage
 Loan Number      Cap (%)        Cap (%)            Rate (%)          Rate (%)     (months)      Cap (%)          (%)
 -----------      -------        -------           --------          --------     --------       -------      ----------
       1             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
       2             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
       3             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
       4             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
       5             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
       6             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
       7             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
       8             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
       9             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      10             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      11             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      12             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      13             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      14             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      15             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      16             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      17             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      18             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      19             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      20             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      21             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      22             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      23             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      24             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      25             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      26             N/A           N/A                 N/A               N/A         N/A           N/A            N/A
      27             N/A           N/A                 N/A               N/A         91            N/A            N/A
      28             N/A           N/A                 N/A               N/A         110           N/A            N/A
      29             N/A           N/A                 N/A               N/A         110           N/A            N/A
      30             N/A           N/A                 N/A               N/A         115           N/A            N/A
      31             N/A           N/A                 N/A               N/A         113           N/A            N/A
      32        2.0000000000   2.0000000000   4.6890941070     12.2728238853         51            N/A            N/A
      33        3.4440210299   1.5186596567   4.7023597838     11.0222922165         N/A           N/A            N/A
      34        2.0000000000   2.0000000000   2.8750000000     11.9500000000         N/A           N/A            N/A
      35        1.0000000000   1.0000000000   4.6012147991      9.9570312853         N/A           N/A            N/A
      36        2.0000000000   2.0000000000   5.5100447924     11.5100447924         N/A           N/A            N/A
      37        3.0000000000   3.0000000000   6.0000000000     12.0000000000         18            N/A            N/A
      38        3.0000000000   3.0000000000   6.2550000000     12.2550000000         46            N/A            N/A
      39        3.0000000000   2.6257653191   8.2230741990     14.6959450427         N/A           N/A            N/A
      40        3.0000000000   1.0000000000   6.3749091316     13.5788556648         N/A           N/A            N/A
      41        3.0000000000   3.0000000000   7.9900000000     13.9900000000         N/A           N/A            N/A
      42        3.0000000000   1.0000000000   8.9500000000     14.9500000000         N/A           N/A            N/A
      43        3.0000000000   3.0000000000   8.5000000000     14.5000000000         N/A           N/A            N/A
      44        3.0000000000   1.0000000000   4.0000000000     12.7500000000         N/A           N/A            N/A
      45        3.0000000000   3.0000000000  10.0277508629     16.3813840887         N/A           N/A            N/A
      46        3.0000000000   3.0000000000   7.0000000000     13.0000000000         N/A           N/A            N/A
      47        2.8376986460   1.0000000000   6.0016160162     13.5172326066         N/A           N/A            N/A
      48          NONCAPPED     NONCAPPED     2.1250000000     12.0000000000         113           N/A            N/A
      49        2.0000000000   2.0000000000   4.2500000000     13.6000000000         N/A           N/A            N/A
      50        1.1214948147   1.1214948147   3.3910077694     10.5366314962         N/A           N/A            N/A
      51        3.8424716513   2.0000000000   8.0197339520     13.3585756970         N/A           N/A            N/A
      52        1.0000000000   1.0000000000   2.7500000000     11.0000000000         N/A           N/A            N/A
      53        1.0000000000   1.0000000000   2.7500000000      9.7500000000         106           N/A            N/A
      54        1.0000000000   1.0000000000   3.0619177535     12.0000000000         112           N/A            N/A
      55        1.0000000000   1.0000000000   4.2810792097     11.1491172878         48            N/A            N/A
      56        1.0000000000   1.0000000000   2.2500000000     11.7500000000         53            N/A            N/A
      57        2.7921887335   1.5916408836   8.7941446394     14.7941446394         N/A           N/A            N/A
      58        3.0000000000   1.0000000000   8.1168113163     14.1168113163         N/A           N/A            N/A
      59        3.0000000000   1.0000000000  10.3750000000     16.3750000000         N/A           N/A            N/A
      60        1.8612454343   1.0000000000   6.7693903976     13.9288370058         N/A           N/A            N/A
      61        3.0000000000   1.0000000000   4.8331559837     13.7206308138         N/A           N/A            N/A


                                     S-101

                                                                                            Original      Remaining      Remaining
                                               Initial         Gross            Net       Amortization   Amortization     Term of
  Mortgage         Original      Current       Monthly        Mortgage        Mortgage        Term          Term         Maturity
  Loan Number     Balance ($)   Balance ($)  Payment ($)       Rate (%)        Rate (%)     (months)      (months)       (months)
  -----------     -----------   -----------    -------        --------        --------     --------      --------       --------
      62           606,900.00     174,156.67      N/A        6.6132967947  6.2035129272      360            306           N/A
      63           484,500.00     484,466.87      N/A        5.5000000000  5.1130000000      360            346           N/A
      64           520,500.00     495,369.31      N/A        5.4623428175  5.0565142263      360            320           N/A
      65           101,600.00     101,600.00      N/A        9.2500000000  8.7380000000      360            342           N/A
      66           370,400.00     370,400.00      N/A        6.1250000000  5.6130000000      360            353           N/A
      67         1,160,800.00   1,160,795.65      N/A        6.9691484832  6.4571484832      360            353           N/A
      68           920,798.00     920,798.00      N/A        5.9466728859  5.4346728859      360            354           N/A
      69           132,504.00     132,504.00      N/A        6.8750000000  6.3630000000      360            356           N/A
      70           156,000.00     156,000.00      N/A        5.8750000000  5.3630000000      360            352           N/A
      71         1,016,700.00   1,016,699.18      N/A        5.4603401877  4.9483401877      360            349           N/A
      72         2,095,100.00   2,095,099.98      N/A        6.9611826415  6.4491826415      360            350           N/A
      73           721,000.00     721,000.00      N/A        6.0189667129  5.5069667129      360            351           N/A
      74           135,200.00     134,904.10      N/A        5.9900000000  5.4780000000      360            349           N/A
      75           208,000.00     207,082.11      N/A        7.6250000000  7.1130000000      360            354           N/A
      76         1,815,405.00   1,803,628.17      N/A        7.3181694379  6.8061694379      360            352           N/A
      77         3,690,213.00   3,657,509.00      N/A        6.9557782694  6.6118486439      360            351           N/A
      78           152,000.00     151,021.61      N/A        7.4900000000  6.9780000000      360            352           N/A
      79           456,100.00     450,600.56      N/A        8.1354874037  7.7745923591      360            343           N/A
      80           146,400.00     144,407.05      N/A        5.8900000000  5.3780000000      360            346           N/A
      81         3,225,645.00   3,186,512.84      N/A        6.5991217362  6.0871217362      360            348           N/A
      82        17,251,968.00  17,105,766.67      N/A        7.2827295234  7.0207295234      360            350           N/A
      83           200,000.00     120,596.66      N/A        4.3750000000  3.9880000000      360            216           N/A
      84           320,533.00     305,173.01      N/A        5.1589409152  4.6469409152      353            325           N/A
      85            70,000.00      39,564.08      N/A        5.1250000000  4.7380000000      360            120           N/A
      86           770,000.00     769,810.80      N/A        5.8750000000  5.4880000000      360            348           N/A
      87           331,550.00     329,493.04      N/A        5.5000000000  4.9880000000      360            324           N/A
      88           525,000.00     525,000.00      N/A        6.3750000000  5.8630000000      360            348           N/A
      89           125,000.00     125,000.00      N/A        5.0000000000  4.4880000000      360            348           N/A
      90           150,800.00     149,142.93      N/A        6.5900000000  6.3280000000      360            348           N/A
      91           753,000.00     752,889.30      N/A        5.2385536293  4.7265536293      360            352           N/A
      92         1,941,450.00   1,941,450.00      N/A        5.5422557882  5.1080101728      360            355           N/A
      93         1,159,860.00   1,148,269.49      N/A        5.3000780527  4.9289531860      360            351           N/A
      94           823,633.00     823,540.81      N/A        5.2345937173  4.8475937173      360            353           N/A
      95         1,356,500.00   1,356,500.00      N/A        4.5633063030  4.0513063030      360            330           N/A
      96           544,480.00     540,575.08      N/A        5.3211074746  5.0591074746      360            354           N/A
      97         1,409,734.88   1,379,170.83      N/A        4.9388755543  4.4505015860      360            344           N/A
      98           180,000.00     179,795.89      N/A        6.8750000000  6.3630000000      360            352           N/A
      99           153,750.00     153,750.00      N/A        5.8750000000  5.3630000000      360            351           N/A
      100           93,500.00      93,464.35      N/A        7.0000000000  6.4880000000      360            351           N/A
      101          100,800.00     100,800.00      N/A        6.1250000000  5.6130000000      360            353           N/A
      102        1,462,900.00   1,462,779.21      N/A        6.6972178144  6.1852178144      360            351           N/A
      103          307,200.00     307,200.00      N/A        6.5000000000  5.9880000000      360            354           N/A
      104           90,000.00      89,831.75      N/A        9.8000000000  9.2880000000      360            356           N/A
      105          390,115.00     387,140.31      N/A        6.9751908036  6.4631908036      360            351           N/A
      106        1,346,130.00   1,335,516.45      N/A        7.3418162090  7.0488962435      360            351           N/A
      107          256,400.00     256,342.14      N/A        5.5000000000  4.9880000000      360            340           N/A
      108          285,600.00     285,527.43      N/A        5.8750000000  5.3630000000      360            343           N/A
      109        1,362,862.00   1,317,624.31      N/A        4.9792206892  4.6578023278      318            298           N/A
      110          550,500.00     550,430.31      N/A        4.8528424062  4.5908424062      360            343           N/A
      111          774,100.00     773,663.01      N/A        5.4054098842  5.0800780467      360            344           N/A
      112        1,836,055.60   1,799,665.82      N/A        5.9897332419  5.6471065953      347            330           N/A
      113          350,400.00     349,162.86      N/A        5.2306547509  4.7186547509      360            346           N/A
      114        3,605,330.00   3,599,927.34      N/A        5.9238119189  5.4118119189      360            352           N/A
      115          200,000.00     200,000.00      N/A        5.8750000000  5.3630000000      360            352           N/A
      116        9,408,750.00   9,395,363.34      N/A        5.6968753238  5.4173633856      360            352           N/A
      117          127,200.00     126,429.40      N/A        5.0000000000  4.7380000000      360            355           N/A
      118        6,890,225.00   6,774,998.13      N/A        5.2527641199  4.9758586671      360            353           N/A
      119       14,094,138.00  14,092,830.22      N/A        4.3028328465  4.0408328465      360            354           N/A
      120       11,190,900.00  11,186,623.11      N/A        5.4092396784  5.1408035574      360            353           N/A
      121        2,741,692.00   2,629,468.83      N/A        5.1836750642  4.9026601687      360            351           N/A
      122        4,482,650.00   4,416,232.59      N/A        5.3065648938  4.9950331327      355            344           N/A

(Table Continued)

                                                                                            Next
                                                              Months to       Months       Payment        Months
                                                                Next         Between      Adjustment      Between
 Mortgage                                         Gross     Interest Rate      Rate        Period         Payment
 Loan Number      Loan Type       Index         Margin (%)   Adjustment     Adjustment     (months)      Adjustment
 -----------      ---------       -----         ----------   ----------     ----------     ----------     ----------
      62         Adjustable   6 Month LIBOR     2.4088645299       4              6             5              6
      63         Adjustable    1 Year LIBOR     2.2500000000       22            12             23            12
      64         Adjustable    1 Year LIBOR     2.2500000000       20            12             21            12
      65         Adjustable   6 Month LIBOR     8.5000000000       18             6             19             6
      66         Adjustable   6 Month LIBOR     4.3750000000       17             6             18             6
      67         Adjustable   6 Month LIBOR     6.2033060147       17             6             18             6
      68         Adjustable   6 Month LIBOR     4.7013460064       18             6             19             6
      69         Adjustable   6 Month LIBOR     5.0000000000       20             6             21             6
      70         Adjustable   6 Month LIBOR     5.0000000000       16             6             17             6
      71         Adjustable   6 Month LIBOR     4.6139707568       13             6             14             6
      72         Adjustable   6 Month LIBOR     5.2500059591       14             6             15             6
      73         Adjustable   6 Month LIBOR     5.1098127601       15             6             16             6
      74         Adjustable   6 Month LIBOR     5.7400000000       13             6             14             6
      75         Adjustable   6 Month LIBOR     4.5000000000       18             6             19             6
      76         Adjustable   6 Month LIBOR     5.6689592526       16             6             17             6
      77         Adjustable   6 Month LIBOR     3.9592446822       16             6             17             6
      78         Adjustable   6 Month LIBOR     5.9900000000       16             6             17             6
      79         Adjustable   6 Month LIBOR     6.2320565691       19             6             20             6
      80         Adjustable   6 Month LIBOR     5.6400000000       22             6             23             6
      81         Adjustable   6 Month LIBOR     5.4157291052       17             6             18             6
      82         Adjustable   6 Month LIBOR     4.2968776565       14             6             15             6
      83         Adjustable   1 Year Treasury   2.5000000000       12            12             13            12
      84         Adjustable   1 Year Treasury   2.7500000000       12            12             13            12
      85         Adjustable   1 Year Treasury   2.5000000000       12            12             13            12
      86         Adjustable    1 Year LIBOR     2.2500000000       24            12             25            12
      87         Adjustable   1 Year Treasury   2.7500000000       24            12             25            12
      88         Adjustable   6 Month LIBOR     2.2500000000       24             6             25             6
      89         Adjustable   6 Month LIBOR     3.8750000000       24             6             25             6
      90         Adjustable   6 Month LIBOR     5.5900000000       24             6             25             6
      91         Adjustable    1 Year LIBOR     2.2500000000       28            12             29            12
      92         Adjustable    1 Year LIBOR     2.2500000000       31            12             32            12
      93         Adjustable    1 Year LIBOR     2.2500000000       27            12             28            12
      94         Adjustable   1 Year Treasury   2.2500000000       29            12             30            12
      95         Adjustable   1 Year Treasury   2.7500000000       30            12             31            12
      96         Adjustable   1 Year Treasury   2.7500000000       30            12             31            12
      97         Adjustable   1 Year Treasury   2.6554958732       31            12             32            12
      98         Adjustable   6 Month LIBOR     4.2500000000       28             6             29             6
      99         Adjustable   6 Month LIBOR     2.8750000000       27             6             28             6
      100        Adjustable   6 Month LIBOR     2.2500000000       27             6             28             6
      101        Adjustable   6 Month LIBOR     2.7500000000       29             6             30             6
      102        Adjustable   6 Month LIBOR     3.5582411374       27             6             28             6
      103        Adjustable   6 Month LIBOR     2.2500000000       30             6             31             6
      104        Adjustable   6 Month LIBOR     9.0500000000       32             6             33             6
      105        Adjustable   6 Month LIBOR     4.6469678203       27             6             28             6
      106        Adjustable   6 Month LIBOR     3.3281299053       27             6             28             6
      107        Adjustable    1 Year LIBOR     2.2500000000       40            12             41            12
      108        Adjustable    1 Year LIBOR     2.2500000000       43            12             44            12
      109        Adjustable    1 Year LIBOR     2.2500000000       40            12             41            12
      110        Adjustable   1 Year Treasury   2.7500000000       43            12             44            12
      111        Adjustable   1 Year Treasury   2.3766636749       44            12             45            12
      112        Adjustable   1 Year Treasury   2.5233104416       43            12             44            12
      113        Adjustable   6 Month LIBOR     2.2500000000       46             6             47             6
      114        Adjustable    1 Year LIBOR     2.2617710709       52            12             53            12
      115        Adjustable    1 Year LIBOR     2.2500000000       52            12             53            12
      116        Adjustable    1 Year LIBOR     2.2500000000       52            12             53            12
      117        Adjustable    1 Year LIBOR     2.2500000000       55            12             56            12
      118        Adjustable    1 Year LIBOR     2.2500000000       53            12             54            12
      119        Adjustable   1 Year Treasury   2.7500000000       54            12             55            12
      120        Adjustable   1 Year Treasury   2.2919247985       53            12             54            12
      121        Adjustable   1 Year Treasury   2.7500000000       53            12             54            12
      122        Adjustable   1 Year Treasury   2.4270663522       51            12             52            12

(Table Continued)
                                                                                                          Maximum
                  Initial       Subsequent                                    Remaining                   Negative
                 Periodic        Periodic         Gross          Gross      Interest Only   Periodic    Amortization
 Mortgage          Rate           Rate           Minimum        Maximum         Term        Payment      Percentage
 Loan Number      Cap (%)        Cap (%)          Rate (%)       Rate (%)     (months)      Cap (%)          (%)
 -----------      -------        -------         --------       --------     --------       -------      ----------
      62        1.1822709403   1.1822709403   5.0664839738  12.5246514962      N/A           N/A            N/A
      63        2.0000000000   2.0000000000   5.5000000000  11.5000000000      22            N/A            N/A
      64        5.0000000000   1.5753143650   5.4623428175  10.4623428175      N/A           N/A            N/A
      65        3.0000000000   3.0000000000   9.2500000000  14.2500000000      102           N/A            N/A
      66        3.0000000000   1.0000000000   6.1250000000  12.1250000000      17            N/A            N/A
      67        3.0000000000   3.0000000000   6.9691484832  13.9691484832      17            N/A            N/A
      68        2.4778463898   1.5221536102   5.6068589419  11.9466728859      18            N/A            N/A
      69        2.0000000000   2.0000000000   6.8750000000  12.8750000000      20            N/A            N/A
      70        3.0000000000   2.0000000000   5.0000000000  11.8750000000      16            N/A            N/A
      71        3.0000000000   3.0000000000   4.8213237385  11.4603401877      49            N/A            N/A
      72        3.0000000000   3.0000000000   6.9611826415  12.9611826415      50            N/A            N/A
      73        3.0000000000   2.5755894591   6.0189667129  12.0189667129      51            N/A            N/A
      74        6.0000000000   3.0000000000   5.9900000000  13.1900000000      49            N/A            N/A
      75        3.0000000000   3.0000000000   7.6250000000  13.6250000000      N/A           N/A            N/A
      76        2.6552514982   2.3743447271   6.8817152667  13.6639413968      N/A           N/A            N/A
      77        3.0000000000   1.0000000000   5.5244340485  12.9557782694      N/A           N/A            N/A
      78        3.0000000000   3.0000000000   7.4900000000  14.4900000000      N/A           N/A            N/A
      79        3.0000000000   1.0000000000   6.2320565691  14.1354874037      N/A           N/A            N/A
      80        3.0000000000   3.0000000000   5.8900000000  11.8900000000      N/A           N/A            N/A
      81        2.7349233449   2.6287442686   6.5991217362  12.6307172922      N/A           N/A            N/A
      82        3.0000000000   1.0000000000   4.8612308153  13.2894448828      N/A           N/A            N/A
      83        2.0000000000   2.0000000000   4.3750000000   9.8750000000      N/A           N/A            N/A
      84        1.0000000000   1.0000000000   2.7500000000   9.5719779823      N/A           N/A            N/A
      85          NONCAPPED     NONCAPPED    10.6250000000  15.6250000000      N/A           N/A            N/A
      86        2.0000000000   2.0000000000   5.8750000000  11.8750000000      24            N/A            N/A
      87        5.0000000000   2.0000000000   2.7500000000  10.5000000000      24            N/A            N/A
      88        6.0000000000   2.0000000000   2.2500000000  12.3750000000      24            N/A            N/A
      89        3.0000000000   3.0000000000   3.8750000000  11.0000000000      48            N/A            N/A
      90        3.0000000000   1.0000000000   6.5900000000  12.5900000000      N/A           N/A            N/A
      91        2.0000000000   2.0000000000   2.9424989504  10.8739724087      112           N/A            N/A
      92        2.0000000000   2.0000000000   5.0791354400  11.5422557882      31            N/A            N/A
      93        2.6921514130   2.0777870533   4.4341143298  11.0175028795      N/A           N/A            N/A
      94        2.0000000000   2.0000000000   5.2345937173  11.2345937173      29            N/A            N/A
      95        5.0000000000   2.0000000000   4.5633063030   9.5633063030      30            N/A            N/A
      96        2.0000000000   2.0000000000   2.7500000000  11.3211074746      N/A           N/A            N/A
      97        4.0764383191   2.0000000000   4.3135937473  10.2467294479      N/A           N/A            N/A
      98        3.0000000000   1.0000000000   6.8750000000  12.8750000000      112           N/A            N/A
      99        2.0000000000   2.0000000000   5.8750000000  10.8750000000      111           N/A            N/A
      100       2.0000000000   2.0000000000   7.0000000000  13.0000000000      111           N/A            N/A
      101       3.0000000000   1.0000000000   6.1250000000  12.1250000000      29            N/A            N/A
      102       3.0035689802   2.0000000000   3.5582411374  12.6972178144      27            N/A            N/A
      103       2.0000000000   1.0000000000   2.2500000000  12.5000000000      30            N/A            N/A
      104       3.0000000000   1.0000000000   9.8000000000  15.8000000000      N/A           N/A            N/A
      105       4.3922896327   1.8213655147   4.6469678203  13.3324597741      N/A           N/A            N/A
      106       3.0000000000   1.0000000000   4.4254555560  13.3418162090      N/A           N/A            N/A
      107       5.0000000000   2.0000000000   2.2500000000  10.5000000000      100           N/A            N/A
      108       5.0000000000   2.0000000000   2.2500000000  10.8750000000      43            N/A            N/A
      109       5.0000000000   2.0000000000   4.2676916400   9.9792206892      N/A           N/A            N/A
      110       5.0000000000   2.0000000000   2.7500000000   9.8528424062      43            N/A            N/A
      111       5.0000000000   2.0000000000   4.9620870219  10.4054098842      44            N/A            N/A
      112       4.2595473475   2.0000000000   5.9897332419  11.2365507927      N/A           N/A            N/A
      113       5.0000000000   2.0000000000   5.2306547509  10.2306547509      106           N/A            N/A
      114       2.9619178980   1.9509990110   2.5893294894  10.9238119189      112           N/A            N/A
      115       5.0000000000   2.0000000000   2.2500000000  10.8750000000      52            N/A            N/A
      116       4.5701739120   2.0000000000   5.1526221189  10.6968753238      52            N/A            N/A
      117       5.0000000000   2.0000000000   2.2500000000  10.0000000000      N/A           N/A            N/A
      118       4.9413489521   2.0000000000   4.5369919609  10.2643139194      N/A           N/A            N/A
      119       5.0000000000   2.0000000000   2.7500000000   9.3028328465      54            N/A            N/A
      120       5.0000000000   2.0000000000   5.4092396784  10.4092396784      53            N/A            N/A
      121       5.0000000000   2.0000000000   2.7500000000  10.1836750642      N/A           N/A            N/A
      122       5.0000000000   2.0000000000   5.0301940840  10.3065648938      N/A           N/A            N/A

                                     S-102



                                                                                            Original      Remaining      Remaining
                                               Initial         Gross            Net       Amortization   Amortization     Term of
  Mortgage         Original      Current       Monthly        Mortgage        Mortgage        Term          Term         Maturity
  Loan Number     Balance ($)   Balance ($)  Payment ($)       Rate (%)        Rate (%)     (months)      (months)       (months)
  -----------     -----------   -----------    -------        --------        --------     --------      --------       --------
     123          485,900.00     485,900.00      N/A        6.1203436921     5.6083436921      360            352           N/A
     124          199,950.00     199,950.00      N/A        5.8750000000     5.3630000000      360            353           N/A
     125        3,073,100.00   3,072,872.47      N/A        6.0848738448     5.5728738448      360            352           N/A
     126          244,080.00     244,080.00      N/A        6.5000000000     5.9880000000      360            356           N/A
     127          155,400.00     155,400.00      N/A        5.8750000000     5.3630000000      360            353           N/A
     128        1,839,582.00   1,839,553.24      N/A        6.9876527357     6.4756527357      360            354           N/A
     129          615,925.00     615,867.31      N/A        6.5074429872     5.9954429872      360            353           N/A
     130          584,500.00     584,500.00      N/A        6.4686698033     5.9566698033      360            356           N/A
     131          111,150.00     109,785.69      N/A        6.3750000000     5.8630000000      360            349           N/A
     132          260,000.00     258,783.08      N/A        6.3750000000     5.8630000000      360            355           N/A
     133          332,000.00     329,971.06      N/A        5.7500000000     5.2380000000      360            355           N/A
     134        1,184,000.00   1,165,011.77      N/A        4.3339825786     3.8219825786      360            351           N/A
     135          274,400.00     273,399.68      N/A        6.5000000000     5.9880000000      360            356           N/A
     136        3,498,157.00   3,497,551.12      N/A        6.1430765635     5.7660281293      360            353           N/A
     137        2,032,000.00   2,004,176.81      N/A        5.1476134477     4.7641842523      360            352           N/A
     138        5,480,748.00   5,477,232.77      N/A        4.8186145777     4.5566145777      360            354           N/A
     139        4,975,908.00   4,973,908.00      N/A        5.6216567536     5.3596567536      360            352           N/A
     140        2,073,840.00   2,068,791.56      N/A        5.1424632818     4.8804632818      360            353           N/A
     141        1,710,147.00   1,700,957.27      N/A        5.1368793012     4.8748793012      360            351           N/A
     142        4,664,254.00   4,635,352.26      N/A        5.4856484289     5.2236484289      360            354           N/A
     143        1,269,667.00   1,234,836.72      N/A        5.6415063726     5.3795063726      360            351           N/A
     144          220,000.00     224,566.87     788.14      6.9180000000     6.4060000000      360            339           N/A
     145          284,000.00     284,133.37   1,933.43      7.1250000000     6.6130000000      360            348           N/A
     146          237,600.00     237,915.12     851.19      6.3750000000     5.8630000000      360            344           N/A
     147           99,200.00      98,100.23     615.51      7.0000000000     6.4880000000      360            344           N/A
     148          520,000.00     526,957.96   1,672.53      7.1250000000     6.6130000000      360            352           N/A
     149          260,000.00     261,808.82   1,096.18      7.1250000000     6.6130000000      360            352           N/A
     150          216,000.00     215,910.42     694.75      7.1250000000     6.6130000000      360            349           N/A
     151          724,000.00     722,473.79   3,052.42      6.7086169226     6.1966169226      360            349           N/A
     152          480,000.00     483,373.49   3,289.19      7.1250000000     6.6130000000      360            348           N/A
     153          375,000.00      89,804.67   2,365.98      7.1250000000     6.6130000000      360            344           N/A
     154          996,000.00     999,321.28   3,319.19      5.8180000000     5.3060000000      360            354           N/A
     155          284,000.00     285,975.83   1,197.36      7.1250000000     6.6130000000      360            352           N/A
     156          132,720.00     131,964.04     467.66      5.2680000000     4.7560000000      360            351           N/A
     157          520,000.00     521,338.69   1,922.03      7.1250000000     6.6130000000      360            350           N/A
     158          421,900.00     420,539.21   2,253.94      6.8750000000     6.3630000000      360            346           N/A
     159          236,000.00     240,206.02     714.67      7.1250000000     6.6130000000      480            471           N/A
     160        1,066,400.00   1,080,071.31   3,429.98      7.1250000000     6.6130000000      360            350           N/A
     161          121,500.00     123,056.35     449.09      7.1250000000     6.6130000000      360            350           N/A
     162        1,196,300.00   1,198,803.02   5,043.68      7.0303462657     6.5183462657      360            350           N/A
     163          400,000.00     405,740.75   1,286.56      7.1250000000     6.6130000000      360            349           N/A
     164          799,750.00     807,824.81   2,956.04      7.0494188183     6.5374188183      360            349           N/A
     165          447,350.00     450,280.34   1,886.05      7.1250000000     6.6130000000      360            349           N/A
     166          332,000.00     329,521.89   1,067.85      6.8750000000     6.3630000000      360            348           N/A
     167          326,350.00     327,273.26   1,375.91      6.8750000000     6.3630000000      360            348           N/A
     168          292,000.00     296,288.38   1,009.62      6.8750000000     6.3630000000      360            347           N/A
     169          316,000.00     318,256.46   1,255.60      6.8750000000     6.3630000000      360            347           N/A
     170          555,000.00     546,223.99   3,156.37      5.7500000000     5.2380000000      360            346           N/A
     171          203,200.00     203,962.13     807.4       6.7500000000     6.2380000000      360            346           N/A
     172          398,000.00     399,558.67   1,280.13      6.7500000000     6.2380000000      360            356           N/A
     173          376,000.00     380,867.36   1,209.37      7.1250000000     6.6130000000      360            351           N/A
     174          990,500.00     999,615.43   3,661.11      7.0507655742     6.5387655742      360            351           N/A
     175          357,000.00     358,677.72   1,505.14      7.1250000000     6.6130000000      360            351           N/A
     176          108,000.00     110,122.81     327.06      7.1250000000     6.6130000000      480            470           N/A
     177          229,500.00     232,352.11     694.99      7.1250000000     6.6130000000      480            472           N/A
     178          484,000.00     489,879.17   1,732.65      7.1250000000     6.6130000000      480            472           N/A
     179          292,000.00     298,034.26     738.34      7.1250000000     6.6130000000      480            471           N/A
     180          181,000.00     184,225.79     548.12      7.1250000000     6.6130000000      480            471           N/A
     181          893,000.00     902,689.68   2,872.25      6.9667479956     6.4547479956      360            350           N/A
     182        1,717,100.00   1,730,259.60   6,346.77      7.1250000000     6.6130000000      360            350           N/A
     183          780,000.00     784,461.30   3,288.52      7.1250000000     6.6130000000      360            350           N/A

     (Table Continued)

                                                                                            Next
                                                              Months to       Months       Payment        Months
                                                                Next         Between      Adjustment      Between
 Mortgage                                         Gross     Interest Rate      Rate        Period         Payment
 Loan Number      Loan Type       Index         Margin (%)   Adjustment     Adjustment     (months)      Adjustment
 -----------      ---------       -----         ----------   ----------     ----------     ----------     ----------
      123        Adjustable   6 Month LIBOR     2.2500000000       52             6             53             6
      124        Adjustable   6 Month LIBOR     2.2500000000       53             6             54             6
      125        Adjustable   6 Month LIBOR     2.2500000000       52             6             53             6
      126        Adjustable   6 Month LIBOR     2.2500000000       56             6             57             6
      127        Adjustable   6 Month LIBOR     2.2500000000       53             6             54             6
      128        Adjustable   6 Month LIBOR     2.4382522302       54             6             55             6
      129        Adjustable   6 Month LIBOR     2.3778684527       53             6             54             6
      130        Adjustable   6 Month LIBOR     2.2500000000       56             6             57             6
      131        Adjustable   6 Month LIBOR     3.2500000000       49             6             50             6
      132        Adjustable   6 Month LIBOR     2.2500000000       55             6             56             6
      133        Adjustable   6 Month LIBOR     2.2500000000       55             6             56             6
      134        Adjustable   6 Month LIBOR     2.2500000000       51             6             52             6
      135        Adjustable   6 Month LIBOR     2.2500000000       56             6             57             6
      136        Adjustable    1 Year LIBOR     2.2500000000       97            12             98            12
      137        Adjustable    1 Year LIBOR     2.1293531894       85            12             86            12
      138        Adjustable   1 Year Treasury   2.7500000000      114            12            115            12
      139        Adjustable   1 Year Treasury   2.5402747699      112            12            113            12
      140        Adjustable   1 Year Treasury   2.7500000000       77            12             78            12
      141        Adjustable   1 Year Treasury   2.5242762227       75            12             76            12
      142        Adjustable   1 Year Treasury   2.7500000000       90            12             91            12
      143        Adjustable   1 Year Treasury   2.7500000000       98            12             99            12
      144        Adjustable   1 Month LIBOR     3.3000000000       1              1             4             12
      145        Adjustable   1 Year Treasury   3.5000000000       1              1             1             12
      146        Adjustable   1 Year Treasury   2.7500000000       1              1             9             12
      147        Adjustable   1 Year Treasury   3.3750000000       1              1             9             12
      148        Adjustable   1 Year Treasury   3.5000000000       1              1             5             12
      149        Adjustable   1 Year Treasury   3.5000000000       1              1             5             12
      150        Adjustable   1 Year Treasury   3.5000000000       1              1             2             12
      151        Adjustable   1 Year Treasury   3.0836169226       1              1             2             12
      152        Adjustable   1 Year Treasury   3.5000000000       1              1             1             12
      153        Adjustable   1 Year Treasury   3.5000000000       1              1             9             12
      154        Adjustable   1 Year Treasury   2.2000000000       1              1             7             12
      155        Adjustable   1 Year Treasury   3.5000000000       1              1             5             12
      156        Adjustable   1 Year Treasury   1.6500000000       1              1             4             12
      157        Adjustable     1 Year MTA      3.5000000000       1              1             3             12
      158        Adjustable     1 Year MTA      3.2500000000       1              1             11            12
      159        Adjustable     1 Year MTA      3.5000000000       1              1             4             12
      160        Adjustable     1 Year MTA      3.5000000000       1              1             3             12
      161        Adjustable     1 Year MTA      3.5000000000       1              1             3             12
      162        Adjustable     1 Year MTA      3.4053462657       1              1             3             12
      163        Adjustable     1 Year MTA      3.5000000000       1              1             2             12
      164        Adjustable     1 Year MTA      3.4244188183       1              1             2             12
      165        Adjustable     1 Year MTA      3.5000000000       1              1             2             12
      166        Adjustable     1 Year MTA      3.2500000000       1              1             1             12
      167        Adjustable     1 Year MTA      3.2500000000       1              1             1             12
      168        Adjustable     1 Year MTA      3.2500000000       1              1             12            12
      169        Adjustable     1 Year MTA      3.2500000000       1              1             12            12
      170        Adjustable     1 Year MTA      2.1250000000       1              1             11            12
      171        Adjustable     1 Year MTA      3.1250000000       1              1             11            12
      172        Adjustable     1 Year MTA      3.0750000000       1              1             9             12
      173        Adjustable     1 Year MTA      3.5000000000       1              1             4             12
      174        Adjustable     1 Year MTA      3.4257655742       1              1             4             12
      175        Adjustable     1 Year MTA      3.5000000000       1              1             4             12
      176        Adjustable     1 Year MTA      3.5000000000       1              1             3             12
      177        Adjustable     1 Year MTA      3.5000000000       1              1             5             12
      178        Adjustable     1 Year MTA      3.5000000000       1              1             5             12
      179        Adjustable     1 Year MTA      3.5000000000       1              1             4             12
      180        Adjustable     1 Year MTA      3.5000000000       1              1             4             12
      181        Adjustable     1 Year MTA      3.3417479956       1              1             3             12
      182        Adjustable     1 Year MTA      3.5000000000       1              1             3             12
      183        Adjustable     1 Year MTA      3.5000000000       1              1             3             12
(Table Continued)

                                                                                                          Maximum
                  Initial       Subsequent                                    Remaining                   Negative
                 Periodic        Periodic         Gross          Gross      Interest Only   Periodic    Amortization
 Mortgage          Rate           Rate           Minimum        Maximum         Term        Payment      Percentage
 Loan Number      Cap (%)        Cap (%)          Rate (%)       Rate (%)     (months)      Cap (%)          (%)
 -----------      -------        -------         --------       --------     --------       -------      ----------
      123       5.3457501544   2.0000000000   4.8669993826  11.4660938465      112           N/A            N/A
      124       1.0000000000   1.0000000000   2.2500000000  10.8750000000      113           N/A            N/A
      125       5.0000000000   1.8424926499   5.5926633757  11.0848738448      112           N/A            N/A
      126       5.0000000000   1.0000000000   6.5000000000  11.5000000000      116           N/A            N/A
      127       6.0000000000   2.0000000000   5.8750000000  11.8750000000      53            N/A            N/A
      128       2.0000000000   1.8730126452   6.1077709227  12.9876527357      54            N/A            N/A
      129       4.7284192759   1.8558130971   3.5656598213  12.2748847759      53            N/A            N/A
      130       2.0000000000   2.0000000000   2.2500000000  12.4686698033      56            N/A            N/A
      131       5.0000000000   2.0000000000   6.3750000000  11.3750000000      N/A           N/A            N/A
      132       6.0000000000   2.0000000000   2.2500000000  12.3750000000      N/A           N/A            N/A
      133       2.0000000000   2.0000000000   2.2500000000  11.7500000000      N/A           N/A            N/A
      134       5.8091528123   2.0000000000   2.2500000000  11.8511441015      N/A           N/A            N/A
      135       2.0000000000   2.0000000000   2.2500000000  12.5000000000      N/A           N/A            N/A
      136       3.1772961191   2.0000000000   4.2621221273  11.1430765635      113           N/A            N/A
      137       3.2706520689   2.0000000000   3.8738722864  10.1476134477      N/A           N/A            N/A
      138       2.1622888852   2.0000000000   2.7500000000   9.8186145777      114           N/A            N/A
      139       2.2422240218   2.0000000000   5.4198034021  10.6216567536      112           N/A            N/A
      140       5.0000000000   2.0000000000   2.7500000000  10.1424632818      77            N/A            N/A
      141       5.0000000000   2.0000000000   4.3328339974  10.1368793012      75            N/A            N/A
      142       4.0689569146   2.0000000000   2.7500000000  10.4856484289      N/A           N/A            N/A
      143       2.7695497588   2.0000000000   5.6415063726  10.6415063726      N/A           N/A            N/A
      144         NONCAPPED     NONCAPPED     3.3000000000   9.9000000000      N/A           7.5            110
      145         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      146         NONCAPPED     NONCAPPED     2.7500000000  12.0000000000      N/A           7.5            110
      147         NONCAPPED     NONCAPPED     3.3750000000   9.9500000000      N/A           7.5            110
      148         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      149         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      150         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      151         NONCAPPED     NONCAPPED     3.0836169226  12.0000000000      N/A           7.5            110
      152         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      153         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      154         NONCAPPED     NONCAPPED     2.2000000000   9.9500000000      N/A           7.5            110
      155         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      156         NONCAPPED     NONCAPPED     1.6500000000   9.9500000000      N/A           7.5            110
      157         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      158         NONCAPPED     NONCAPPED     2.0000000000  12.0000000000      N/A           7.5            110
      159         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      160         NONCAPPED     NONCAPPED     3.5000000000  11.6159589014      N/A           7.5            110
      161         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      162         NONCAPPED     NONCAPPED     3.4053462657  12.0000000000      N/A           7.5            110
      163         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      164         NONCAPPED     NONCAPPED     3.4244188183  12.0000000000      N/A           7.5            110
      165         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      166         NONCAPPED     NONCAPPED     3.2500000000  12.0000000000      N/A           7.5            110
      167         NONCAPPED     NONCAPPED     3.2500000000  12.0000000000      N/A           7.5            110
      168         NONCAPPED     NONCAPPED     3.2500000000  12.0000000000      N/A           7.5            110
      169         NONCAPPED     NONCAPPED     3.2500000000  12.0000000000      N/A           7.5            110
      170         NONCAPPED     NONCAPPED     2.1250000000  12.0000000000      N/A           7.5            110
      171         NONCAPPED     NONCAPPED     2.0000000000  12.0000000000      N/A           7.5            110
      172         NONCAPPED     NONCAPPED     3.0750000000   9.9500000000      N/A           7.5            110
      173         NONCAPPED     NONCAPPED     3.5000000000  10.5586637891      N/A           7.5            110
      174         NONCAPPED     NONCAPPED     3.4257655742  12.0000000000      N/A           7.5            110
      175         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      176         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      177         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      178         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      179         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      180         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      181         NONCAPPED     NONCAPPED     3.3417479956  11.3399286303      N/A           7.5            110
      182         NONCAPPED     NONCAPPED     3.5000000000  11.4720132467      N/A           7.5            110
      183         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110

                                     S-103

                                                                                            Original      Remaining      Remaining
                                               Initial         Gross            Net       Amortization   Amortization     Term of
  Mortgage         Original      Current       Monthly        Mortgage        Mortgage        Term          Term         Maturity
  Loan Number     Balance ($)   Balance ($)  Payment ($)       Rate (%)        Rate (%)     (months)      (months)       (months)
  -----------     -----------   -----------    -------        --------        --------     --------      --------       --------
     184          365,000.00     139,692.76   1,173.99      6.2500000000    5.7380000000      360            349           N/A
     185          400,000.00     398,262.63   1,478.48      7.1250000000    6.6130000000      360            349           N/A
     186          440,000.00     442,846.02   1,855.07      7.1250000000    6.6130000000      360            349           N/A
     187          192,700.00     195,550.91     666.28      6.8750000000    6.3630000000      360            347           N/A
     188        1,182,200.00   1,187,168.15   4,664.11      6.6623325379    6.1503325379      360            347           N/A
     189          438,000.00     438,181.22   2,947.77      7.1250000000    6.6130000000      360            347           N/A
     190          500,000.00     496,854.49   3,110.91      6.5000000000    5.9880000000      360            346           N/A
     191          676,000.00     675,314.17   4,378.57      7.1250000000    6.6130000000      360            346           N/A
     192          115,200.00     114,749.69     801.6       7.8750000000    7.3630000000      360            345           N/A
     193          320,000.00     318,386.08   2,066.02      7.1250000000    6.6130000000      360            345           N/A
     194        1,221,000.00   1,220,529.65   3,927.23      7.0028644071    6.4908644071      360            352           N/A
     195          402,200.00     406,271.50   1,486.62      7.1250000000    6.6130000000      360            352           N/A
     196          172,000.00     173,058.19     725.16      7.1250000000    6.6130000000      360            352           N/A
     197        3,500,900.00   3,537,551.40  11,260.30      7.1250000000    6.6130000000      360            351           N/A
     198          800,000.00     805,270.87   2,666.02      5.9453815519    5.4333815519      360            351           N/A
     199        2,050,400.00   2,069,634.10   7,578.70      7.1250000000    6.6130000000      360            351           N/A
     200        1,535,200.00   1,537,258.34   6,472.50      7.1024605874    6.5904605874      360            351           N/A
     201          540,000.00     542,839.48   1,365.43      6.6250000000    6.1130000000      480            470           N/A
     202          500,000.00     503,633.67   1,848.10      6.5000000000    5.9880000000      360            351           N/A
     203          300,000.00     299,920.30   1,017.46      6.6250000000    6.1130000000      360            357           N/A
     204          999,950.00   1,013,166.86   3,216.23      6.7500000000    6.2380000000      360            350           N/A
     205          172,000.00     174,073.71     553.22      6.2500000000    5.7380000000      360            349           N/A
     206          340,000.00     340,716.62   1,093.57      6.8750000000    6.3630000000      360            357           N/A
     207          562,400.00     565,957.84   1,808.90      6.8750000000    6.3630000000      360            355           N/A
     208          405,000.00     408,051.44   1,302.64      6.7500000000    6.2380000000      360            351           N/A
     209           43,875.00      43,851.38     151.43      6.3750000000    5.9880000000      360            354           N/A
     210          603,000.00     606,179.25   1,939.49      5.8750000000    5.4880000000      360            353           N/A
     211          848,500.00     851,442.62   2,729.11      6.8603752623    6.3483752623      360            356           N/A
     212          720,000.00     725,159.37   2,315.80      7.1250000000    6.6130000000      360            355           N/A
     213          153,750.00     150,296.60     697.42      6.1180000000    5.6060000000      360            326           N/A
     214           37,500.00      29,749.23     329.25      6.6250000000    6.1130000000      180            131           N/A
     215        1,400,000.00   1,402,790.55   8,234.85      6.2180000000    5.7060000000      360            284           N/A
     216          172,000.00     171,734.65   1,026.62      6.4180000000    5.9060000000      360            283           N/A
     217          119,920.00     115,397.23     675.88      5.9680000000    5.4560000000      360            271           N/A
     218           63,700.00      21,715.06     561.57      6.1900000000    5.6780000000      180            42            N/A
     219          144,000.00     104,046.67     874.05      6.1400000000    5.6280000000      360            178           N/A
     220           91,973.52      67,170.94     734.52      5.7960000000    5.2840000000      360            117           N/A
     221           74,900.00      63,360.58     409.55      5.5000000000    4.9880000000      480            269           N/A




(Table Continued)

                                                                                            Next
                                                              Months to       Months       Payment        Months
                                                                Next         Between      Adjustment      Between
 Mortgage                                         Gross     Interest Rate      Rate        Period         Payment
 Loan Number      Loan Type       Index         Margin (%)   Adjustment     Adjustment     (months)      Adjustment
 -----------      ---------       -----         ----------   ----------     ----------     ----------     ----------
      184        Adjustable     1 Year MTA      2.6250000000       1              1             2             12
      185        Adjustable     1 Year MTA      3.5000000000       1              1             2             12
      186        Adjustable     1 Year MTA      3.5000000000       1              1             2             12
      187        Adjustable     1 Year MTA      3.2500000000       1              1             12            12
      188        Adjustable     1 Year MTA      3.0373325379       1              1             12            12
      189        Adjustable     1 Year MTA      3.5000000000       1              1             12            12
      190        Adjustable     1 Year MTA      2.8750000000       1              1             11            12
      191        Adjustable     1 Year MTA      3.5000000000       1              1             11            12
      192        Adjustable     1 Year MTA      3.5000000000       1              1             10            12
      193        Adjustable     1 Year MTA      3.5000000000       1              1             10            12
      194        Adjustable     1 Year MTA      3.3778644071       1              1             5             12
      195        Adjustable     1 Year MTA      3.5000000000       1              1             5             12
      196        Adjustable     1 Year MTA      3.5000000000       1              1             5             12
      197        Adjustable     1 Year MTA      3.5000000000       1              1             4             12
      198        Adjustable     1 Year MTA      2.6117271509       1              1             4             12
      199        Adjustable     1 Year MTA      3.5000000000       1              1             4             12
      200        Adjustable     1 Year MTA      3.4729527049       1              1             4             12
      201        Adjustable     1 Year MTA      3.0000000000       1              1             3             12
      202        Adjustable   1 Month LIBOR     2.8250000000       1              1             4             12
      203        Adjustable   1 Year Treasury   3.0250000000       1              1             10            12
      204        Adjustable   1 Year Treasury   3.0750000000       1              1             3             12
      205        Adjustable   1 Year Treasury   2.6500000000       1              1             2             12
      206        Adjustable   1 Year Treasury   3.2000000000       1              1             10            12
      207        Adjustable   1 Year Treasury   3.2000000000       1              1             8             12
      208        Adjustable   1 Year Treasury   3.0750000000       1              1             4             12
      209        Adjustable   1 Year Treasury   3.0000000000       1              1             7             12
      210        Adjustable   1 Year Treasury   2.5000000000       1              1             6             12
      211        Adjustable     1 Year MTA      3.1853752623       1              1             9             12
      212        Adjustable     1 Year MTA      3.4500000000       1              1             8             12
      213        Adjustable   1 Year Treasury   2.5000000000       1              1             3             12
      214        Adjustable   1 Year Treasury   2.6000000000       1              1             12            12
      215        Adjustable   1 Year Treasury   2.6000000000       1              1             9             12
      216        Adjustable   1 Year Treasury   2.8000000000       1              1             8             12
      217        Adjustable   1 Year Treasury   2.3500000000       1              1             8             12
      218        Adjustable        COFI         3.0000000000       1              1             7             12
      219        Adjustable        COFI         2.9500000000       1              1             11            12
      220        Adjustable        COFI         2.5000000000       1              1             10            12
      221        Adjustable        COFI         2.1500000000       1              1             6             12

(Table Continued)


                                                                                                          Maximum
                  Initial       Subsequent                                    Remaining                   Negative
                 Periodic        Periodic         Gross          Gross      Interest Only   Periodic    Amortization
 Mortgage          Rate           Rate           Minimum        Maximum         Term        Payment      Percentage
 Loan Number      Cap (%)        Cap (%)          Rate (%)       Rate (%)     (months)      Cap (%)          (%)
 -----------      -------        -------         --------       --------     --------       -------      ----------
      184         NONCAPPED     NONCAPPED     2.6250000000  12.0000000000      N/A           7.5            110
      185         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      186         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      187         NONCAPPED     NONCAPPED     3.2500000000  12.0000000000      N/A           7.5            110
      188         NONCAPPED     NONCAPPED     3.0373325379  12.0000000000      N/A           7.5            110
      189         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      190         NONCAPPED     NONCAPPED     1.0000000000  12.0000000000      N/A           7.5            110
      191         NONCAPPED     NONCAPPED     2.0000000000  12.0000000000      N/A           7.5            110
      192         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      193         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      194         NONCAPPED     NONCAPPED     3.3778644071   9.9500000000      N/A           7.5            110
      195         NONCAPPED     NONCAPPED     3.5000000000  11.0302102769      N/A           7.5            110
      196         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      197         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      198         NONCAPPED     NONCAPPED     2.1508526535   9.9500000000      N/A           7.5            110
      199         NONCAPPED     NONCAPPED     3.5000000000  12.0000000000      N/A           7.5            110
      200         NONCAPPED     NONCAPPED     3.4729527049  12.0000000000      N/A           7.5            110
      201         NONCAPPED     NONCAPPED     3.0000000000  12.0000000000      N/A           7.5            110
      202         NONCAPPED     NONCAPPED     2.8250000000   9.9500000000      N/A           7.5            115
      203         NONCAPPED     NONCAPPED     3.0250000000   9.9500000000      N/A           7.5            115
      204         NONCAPPED     NONCAPPED     3.0750000000   9.9500000000      N/A           7.5            115
      205         NONCAPPED     NONCAPPED     2.6500000000   9.9500000000      N/A           7.5            115
      206         NONCAPPED     NONCAPPED     3.2000000000   9.9500000000      N/A           7.5            115
      207         NONCAPPED     NONCAPPED     3.2000000000  10.9500000000      N/A           7.5            115
      208         NONCAPPED     NONCAPPED     3.0750000000   9.9500000000      N/A           7.5            115
      209         NONCAPPED     NONCAPPED     3.0000000000   9.9500000000      N/A           7.5            115
      210         NONCAPPED     NONCAPPED     2.5000000000   9.9500000000      N/A           7.5            115
      211         NONCAPPED     NONCAPPED     3.1853752623   9.9500000000      N/A           7.5            115
      212         NONCAPPED     NONCAPPED     3.4500000000   9.9500000000      N/A           7.5            115
      213         NONCAPPED     NONCAPPED     2.5000000000   9.9500000000      N/A           7.5            125
      214         NONCAPPED     NONCAPPED     2.6000000000  11.9500000000      N/A           7.5            125
      215         NONCAPPED     NONCAPPED     2.6000000000   8.9500000000      N/A           7.5            125
      216         NONCAPPED     NONCAPPED     2.8000000000  10.3500000000      N/A           7.5            125
      217         NONCAPPED     NONCAPPED     2.3500000000   8.9500000000      N/A           7.5            125
      218         NONCAPPED     NONCAPPED     3.0000000000  11.9500000000      N/A           7.5            125
      219         NONCAPPED     NONCAPPED     2.9500000000  14.4000000000      N/A           7.5            125
      220         NONCAPPED     NONCAPPED     2.5000000000  15.5000000000      N/A           7.5            125
      221         NONCAPPED     NONCAPPED     2.1500000000  13.9500000000      N/A           7.5            125


         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates (other than the Class R Certificates) and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in July of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                        Class A
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date in:                 0%            10%          20%         30%         40%         50%         60%
---------------------                 --            ---          ---         ---         ---         ---         ---
Initial Percentage                   100            100          100         100         100         100         100
February 2007.................        99             88           77          65          54          43          31
February 2008.................        98             77           58          41          27          14          4
February 2009.................        97             67           43          24          10          *           0
February 2010.................        96             58           34          20          10          *           0
February 2011.................        95             50           27          14          6           *           0
February 2012.................        93             43           21          9           4           *           0
February 2013.................        91             38           17          7           2           *           0
February 2014.................        89             33           13          4           1           0           0
February 2015.................        86             29           10          3           *           0           0
February 2016.................        84             26           8           2           *           0           0
February 2017.................        81             23           6           1           0           0           0
February 2018.................        78             20           5           1           0           0           0
February 2019.................        75             17           4           *           0           0           0
February 2020.................        71             15           3           *           0           0           0
February 2021.................        68             13           2           0           0           0           0
February 2022.................        64             11           2           0           0           0           0
February 2023.................        61             9            1           0           0           0           0
February 2024.................        56             8            1           0           0           0           0
February 2025.................        52             7            *           0           0           0           0
February 2026.................        47             6            *           0           0           0           0
February 2027.................        42             5            0           0           0           0           0
February 2028.................        38             4            0           0           0           0           0
February 2029.................        33             3            0           0           0           0           0
February 2030.................        28             2            0           0           0           0           0
February 2031.................        23             2            0           0           0           0           0
February 2032.................        18             1            0           0           0           0           0
February 2033.................        12             *            0           0           0           0           0
February 2034.................        6              0            0           0           0           0           0
February 2035.................        1              0            0           0           0           0           0
February 2036.................        0              0            0           0           0           0           0
Weighted Average Life
(in years)(1).................      18.31           7.01         3.78        2.39        1.60        1.00       0.76
Weighted Average Life
(in years)(1)(2)..............      18.24           6.65         3.48        2.19        1.45        1.00       0.76

------------------
(1)   The weighted average life of the offered certificates is determined by
      (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
      adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)   To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                     S-106





                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                                                                      Class M-1
                              ------------------------------------------------------------------------------------------
                                                                   CPR Percentage
                              ------------------------------------------------------------------------------------------

Distribution Date in:                0%            10%        20%         30%         40%           50%         60%
---------------------                --            ---        ---         ---         ---           ---         ---
Initial Percentage                   100           100        100         100          100          100         100
February 2007................        100           100        100         100          100          100         100
February 2008................        100           100        100         100          100          100         100
February 2009................        100           100        100         100          100          100          0
February 2010................        100           100         79          46           36          100          0
February 2011................        100           100         62          32           15           52          0
February 2012................        100           100         49          22           9            19          0
February 2013................        100           88          39          15           3            3           0
February 2014................        100           78          30          10           0            0           0
February 2015................        100           68          24          7            0            0           0
February 2016................        100           60          18          2            0            0           0
February 2017................        100           52          14          0            0            0           0
February 2018................        100           46          11          0            0            0           0
February 2019................        100           40          9           0            0            0           0
February 2020................        100           34          7           0            0            0           0
February 2021................        100           30          3           0            0            0           0
February 2022................        100           26          0           0            0            0           0
February 2023................        100           22          0           0            0            0           0
February 2024................        100           19          0           0            0            0           0
February 2025................        100           16          0           0            0            0           0
February 2026................        100           13          0           0            0            0           0
February 2027................        98            11          0           0            0            0           0
February 2028................        88             9          0           0            0            0           0
February 2029................        77             7          0           0            0            0           0
February 2030................        66             3          0           0            0            0           0
February 2031................        54             0          0           0            0            0           0
February 2032................        41             0          0           0            0            0           0
February 2033................        28             0          0           0            0            0           0
February 2034................        14             0          0           0            0            0           0
February 2035................         0             0          0           0            0            0           0
February 2036................         0             0          0           0            0            0           0
Weighted Average Life
(in years)(1)................       25.15         12.67       6.92        4.79         4.22         5.21       2.51
Weighted Average Life
(in years)(1)(2).............       25.00         11.91       6.34        4.40         3.94         3.28       2.41
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-107

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               -----------------------------------------------------------------------------------------
                                                                      Class M-2
                               -----------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               -----------------------------------------------------------------------------------------

Distribution Date in:                0%            10%         20%         30%         40%         50%         60%
---------------------                --            ---         ---         ---         ---         ---         ---
Initial Percentage                   100            100         100         100         100         100         100
February 2007.................       100            100         100         100         100         100         100
February 2008.................       100            100         100         100         100         100         100
February 2009.................       100            100         100         100         100         100         48
February 2010.................       100            100          79          46          25          30         48
February 2011.................       100            100          62          32          15          0          19
February 2012.................       100            100          49          22          6           0           0
February 2013.................       100            88           39          15          0           0           0
February 2014.................       100            78           30          10          0           0           0
February 2015.................       100            68           24          1           0           0           0
February 2016.................       100            60           18          0           0           0           0
February 2017.................       100            52           14          0           0           0           0
February 2018.................       100            46           11          0           0           0           0
February 2019.................       100            40           6           0           0           0           0
February 2020.................       100            34           0           0           0           0           0
February 2021.................       100            30           0           0           0           0           0
February 2022.................       100            26           0           0           0           0           0
February 2023.................       100            22           0           0           0           0           0
February 2024.................       100            19           0           0           0           0           0
February 2025.................       100            16           0           0           0           0           0
February 2026.................       100            13           0           0           0           0           0
February 2027.................        98            11           0           0           0           0           0
February 2028.................        88             6           0           0           0           0           0
February 2029.................        77             1           0           0           0           0           0
February 2030.................        66             0           0           0           0           0           0
February 2031.................        54             0           0           0           0           0           0
February 2032.................        41             0           0           0           0           0           0
February 2033.................        28             0           0           0           0           0           0
February 2034.................        14             0           0           0           0           0           0
February 2035.................        0              0           0           0           0           0           0
February 2036.................        0              0           0           0           0           0           0
Weighted Average Life
 (in years)(1)                      25.13          12.56        6.81        4.65        3.91        3.91       3.87
Weighted Average Life
 (in years)(1)(2)                   25.00          11.91        6.34        4.34        3.68        3.28       2.45
------------------
(1)   The weighted average life of the offered certificates is determined by
      (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
      adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)   To the optional termination date.



                                     S-108

                                                Percent of the Initial Class Certificate Principal Balance
                                                           at the Respective Percentages of CPR
                                  ---------------------------------------------------------------------------------------
                                                                        Class M-3
                                  ---------------------------------------------------------------------------------------
                                                                      CPR Percentage
                                  ---------------------------------------------------------------------------------------

Distribution Date in:                 0%           10%         20%         30%          40%         50%         60%
---------------------                 --           ---         ---         ---          ---         ---         ---
Initial Percentage                     100          100         100         100          100         100         100
February 2007.....................     100          100         100         100          100         100         100
February 2008.....................     100          100         100         100          100         100         100
February 2009.....................     100          100         100         100          100         100         100
February 2010.....................     100          100          79          46          25           9          59
February 2011.....................     100          100          62          32          15           0           0
February 2012.....................     100          100          49          22           0           0           0
February 2013.....................     100          88           39          15           0           0           0
February 2014.....................     100          78           30          2            0           0           0
February 2015.....................     100          68           24          0            0           0           0
February 2016.....................     100          60           18          0            0           0           0
February 2017.....................     100          52           14          0            0           0           0
February 2018.....................     100          46           5           0            0           0           0
February 2019.....................     100          40           0           0            0           0           0
February 2020.....................     100          34           0           0            0           0           0
February 2021.....................     100          30           0           0            0           0           0
February 2022.....................     100          26           0           0            0           0           0
February 2023.....................     100          22           0           0            0           0           0
February 2024.....................     100          19           0           0            0           0           0
February 2025.....................     100          16           0           0            0           0           0
February 2026.....................     100          12           0           0            0           0           0
February 2027.....................     98            3           0           0            0           0           0
February 2028.....................     88            0           0           0            0           0           0
February 2029.....................     77            0           0           0            0           0           0
February 2030.....................     66            0           0           0            0           0           0
February 2031.....................     54            0           0           0            0           0           0
February 2032.....................     41            0           0           0            0           0           0
February 2033.....................     28            0           0           0            0           0           0
February 2034.....................     14            0           0           0            0           0           0
February 2035.....................      0            0           0           0            0           0           0
February 2036.....................      0            0           0           0            0           0           0
Weighted Average Life
(in years)(1)                         25.10        12.39        6.68        4.53        3.74         3.58       4.05
Weighted Average Life
(in years)(1)(2)                      25.00        11.91        6.34        4.31        3.58         3.28       2.45
------------------
(1)    The weighted average life of the offered certificates is determined by
       (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
       adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)    To the optional termination date.



                                     S-109


                                               Percent of the Initial Class Certificate Principal Balance
                                                          at the Respective Percentages of CPR
                                   -----------------------------------------------------------------------------------
                                                                       Class M-4
                                   -----------------------------------------------------------------------------------
                                                                     CPR Percentage
                                   -----------------------------------------------------------------------------------

Distribution Date in:                 0%          10%          20%         30%         40%        50%       60%
---------------------                 --          ---          ---         ---         ---        ---       ---
Initial Percentage                     100          100         100         100         100        100        100
February 2007..................        100          100         100         100         100        100        100
February 2008..................        100          100         100         100         100        100        100
February 2009..................        100          100         100         100         100        100        100
February 2010..................        100          100          79          46          25         0          *
February 2011..................        100          100          62          32          11         0          0
February 2012..................        100          100          49          22          0          0          0
February 2013..................        100          88           39          14          0          0          0
February 2014..................        100          78           30          0           0          0          0
February 2015..................        100          68           24          0           0          0          0
February 2016..................        100          60           18          0           0          0          0
February 2017..................        100          52           8           0           0          0          0
February 2018..................        100          46           0           0           0          0          0
February 2019..................        100          40           0           0           0          0          0
February 2020..................        100          34           0           0           0          0          0
February 2021..................        100          30           0           0           0          0          0
February 2022..................        100          26           0           0           0          0          0
February 2023..................        100          22           0           0           0          0          0
February 2024..................        100          19           0           0           0          0          0
February 2025..................        100          16           0           0           0          0          0
February 2026..................        100           0           0           0           0          0          0
February 2027..................         98           0           0           0           0          0          0
February 2028..................         88           0           0           0           0          0          0
February 2029..................         77           0           0           0           0          0          0
February 2030..................         66           0           0           0           0          0          0
February 2031..................         54           0           0           0           0          0          0
February 2032..................         41           0           0           0           0          0          0
February 2033..................         28           0           0           0           0          0          0
February 2034..................         3            0           0           0           0          0          0
February 2035..................         0            0           0           0           0          0          0
February 2036..................         0            0           0           0           0          0          0
Weighted Average Life
(in years)(1)                         25.07        12.24        6.56        4.46        3.65       3.43      3.69
Weighted Average Life
(in years)(1)(2)                      25.00        11.91        6.34        4.31        3.55       3.28      2.45


------------------
(1)   The weighted average life of the offered certificates is determined by
      (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)   To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement will provide that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund (other than the supplemental interest reserve fund, the swap account, the swap administration agreement and the interest rate swap agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Shortfall Carry Forward Amounts and certain payments under the interest rate swap agreement. The Class R Certificates will represent the residual interests in one or more REMICs.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 20% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to certain payments of Basis Risk Shortfall Carry Forward Amounts, and in rights to payments from and interests in the interest rate swap agreement (such rights, the "Derivative Rights,") as the case may be. The Derivative Rights are not included in any REMIC.

         The treatment of amounts received by a certificateholder with respect to such certificateholder's right to receive swap payments as a result of the application of the applicable interest rate cap, and with respect to its right to receive Basis Risk Shortfall Carry Forward Amounts, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

         The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

         The proposed regulations described in the prospectus under "Material Federal Income Tax Considerations - Inducement Fees" have since been finalized and are effective for taxable years ending on or after May 11, 2004.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's or the trustee's obligations, or the obligations of EMC, as servicer, as the case may be, under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                   STATE TAXES

         None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Class A Certificates, except for conditions which are dependent on facts unknown to the sponsor or which it cannot control, such as those relating to the Plan or its fiduciary. See "ERISA Considerations" in the prospectus. The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinated certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be evidenced by representations to such effect by or on behalf of a holder of a subordinated certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated January 10, 2006, and related terms agreement dated March ___, 2006, between the depositor and Bear, Stearns & Co. Inc., as underwriter (the "underwriter"), the depositor has agreed to sell all of the offered certificates to the underwriter, and the underwriter has agreed to purchase such offered certificates from the depositor.

         The offered certificates will be offered by the underwriter when, as and if issued and sold by the depositor to the underwriter, subject to the underwriter's right to reject any subscription, in whole or in part. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $___________ plus accrued interest, before deducting issuance expenses payable by the depositor, estimated to be approximately $_________.

         The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the depositor, EMC Mortgage Corporation and Bear Stearns Financial Products, Inc. From time to time the underwriter or its affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, the depositor and the sponsor, and other affiliates of the depositor and the sponsor.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the issuing entity, the underwriter, the depositor and the swap provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the trustee, the securities administrator, any 10% concentration originator or the custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator or the custodians. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, securities administrator and the custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

         Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's and Fitch.

                                          Rating
                      ---------------------------------------
      Class           Standard and Poor's               Fitch
      -----           -------------------               -----
        A                     AAA                        AAA
       M-1                     AA                        AA
       M-2                     A                          A
       M-3                    BBB                        BBB
       M-4                    BBB-                       BBB-



         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The ratings do not reflect the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts or swap payments to any class.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
(iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the securities administrator's internet web site no later than one business day after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         2. If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this prospectus and the related free writing prospectus.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                             INDEX OF DEFINED TERMS

1-year CMT..............................................................S-31
6-month LIBOR...........................................................S-32
Applied Realized Loss Amount............................................S-65
Basis Risk Shortfall....................................................S-65
Basis Risk Shortfall Carry Forward Amount...............................S-65
BSFP....................................................................S-76
Cap Rate................................................................S-77
Certificate Principal Balance...........................................S-65
Certificate Registrar....................................................S-6
Class A Certificates.....................................................S-8
Class A Principal Distribution Amount...................................S-66
Class B-IO Certificates..................................................S-8
Class M Certificates.....................................................S-8
Class M-1 Principal Distribution Amount.................................S-66
Class M-2 Principal Distribution Amount.................................S-66
Class M-3 Principal Distribution Amount.................................S-67
Class M-4 Principal Distribution Amount.................................S-67
Class R Certificates.....................................................S-8
Clearstream.............................................................S-58
Closing Date.............................................................S-6
Code...................................................................S-101
collateral value........................................................S-30
Compensating Interest...................................................S-54
Contributions Tax......................................................S-103
CSSF....................................................................S-60
Current Interest........................................................S-68
Cut-Off Date.............................................................S-6
Depositor................................................................S-5
Distribution Account....................................................S-52
DTC.....................................................................S-58
Due Period..............................................................S-68
ERISA..................................................................S-104
Euroclear...............................................................S-58
Excess Cashflow.........................................................S-68
Excess Overcollateralization Amount.....................................S-68
Excess Spread...........................................................S-69
Excess Yield Maintenance Amount.........................................S-69
Exemption..............................................................S-104
Extra Principal Distribution Amount.....................................S-69
final scheduled distribution date.......................................S-90
Financial Intermediary..................................................S-58
Fiscal Quarter..........................................................S-82
Fitch...................................................................S-12
hybrid mortgage loans....................................................S-6
Insurance Proceeds......................................................S-69
interest adjustment date................................................S-31
Interest Carry Forward Amount...........................................S-69
Interest Funds..........................................................S-69
interest rate cap........................................................S-9

Issuing Entity...........................................................S-6
LIBOR business day......................................................S-76
Liquidation Proceeds....................................................S-70
Master Servicer..........................................................S-5
Master Servicer Collection Account......................................S-52
MOM loan................................................................S-33
net mortgage rate.......................................................S-74
offered certificates....................................................S-58
One-Month LIBOR.........................................................S-74
optional termination date............................................9, S-81
Originators..............................................................S-5
Overcollateralization Amount............................................S-70
Overcollateralization Floor.............................................S-70
Paying Agent.............................................................S-6
Plan....................................................................S-12
Plan Asset Regulations.................................................S-104
Plan(s)................................................................S-104
Pooling and Servicing Agreement..........................................S-6
Prepayment Interest Shortfall...........................................S-54
Prepayment Period.......................................................S-70
Principal Distribution Amount...........................................S-70
Principal Funds.........................................................S-70
Prohibited Transactions Tax............................................S-103
Projected Principal Balances............................................S-77
PTE....................................................................S-104
Realized Loss...........................................................S-71
Reference Banks.........................................................S-76
Relief Act..............................................................S-71
Remaining Excess Spread.................................................S-71
residual certificates...................................................S-58
residual interest.......................................................S-12
Rules...................................................................S-59
Securities Administrator.................................................S-6
senior certificates.....................................................S-58
Servicers................................................................S-5
servicing agreements....................................................S-43
SMMEA..................................................................S-107
Specified Overcollateralization Amount..................................S-71
Sponsor..................................................................S-5
Standard & Poor's.......................................................S-12
Stated Principal Balance................................................S-71
Stepdown Date...........................................................S-72
Strike Price............................................................S-77
subordinate certificates................................................S-58
Subsequent Recovery.....................................................S-74
Tax Counsel............................................................S-101
The Certificates.........................................................S-5
Trigger Event...........................................................S-72
Trustee..................................................................S-6
underwriter............................................................S-105
Unpaid Applied Realized Loss Amount.....................................S-73

VRU.....................................................................S-46
Wells Fargo Bank........................................................S-45
Yield Maintenance Account...............................................S-76
yield maintenance agreements............................................S-11
Yield Maintenance Payment...............................................S-77
Yield Maintenance Provider...............................................S-6

                                   SCHEDULE A


                         Mortgage Loan Statistical Data

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of February 1, 2006.



             Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
               Mortgage Rates (%)                               Loans              Cut-off Date                  Pool
               ------------------                          ----------------  --------------------------      ---------------
                 0.000 -  3.500                                         2                 $ 649,440               0.18 %
                 3.501 -  4.000                                        28                 8,713,823               2.44
                 4.001 -  4.500                                        32                 8,683,094               2.43
                 4.501 -  5.000                                        85                23,369,162               6.53
                 5.001 -  5.500                                       193                45,145,567              12.62
                 5.501 -  6.000                                       340                65,019,099              18.18
                 6.001 -  6.500                                       473                73,168,329              20.46
                 6.501 -  7.000                                       357                58,689,557              16.41
                 7.001 -  7.500                                       212                42,716,402              11.94
                 7.501 -  8.000                                       103                14,890,456               4.16
                 8.001 -  8.500                                        69                 7,885,842               2.20
                 8.501 -  9.000                                        31                 2,520,777               0.70
                 9.001 -  9.500                                        24                 2,139,509               0.60
                 9.501 - 10.000                                        20                 2,096,825               0.59
                10.001 - 10.500                                        10                   971,319               0.27
                10.501 - 11.000                                         8                   628,931               0.18
                11.001 - 11.500                                         2                   375,038               0.10
                13.501 - 14.000                                         1                    25,162               0.01
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============


                As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately
                6.282% per annum.


                                      A-1


            Original Combined-Loan-to-Value Ratios of Total Portfolio


                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
               Original Combined Loan-to-Value Ratios (%)       Loans              Cut-off Date                  Pool
               ------------------------------------------  ----------------  --------------------------      ---------------
                   0.01 -   10.00                                       1                  $ 49,375               0.01 %
                  10.01 -   20.00                                       4                   996,542               0.28
                  20.01 -   30.00                                      11                 1,385,010               0.39
                  30.01 -   40.00                                      16                 2,092,144               0.58
                  40.01 -   50.00                                      41                10,784,117               3.01
                  50.01 -   60.00                                      78                16,108,243               4.50
                  60.01 -   70.00                                     175                44,159,639              12.35
                  70.01 -   80.00                                     743               163,404,416              45.68
                  80.01 -   90.00                                     305                45,742,116              12.79
                  90.01 -  100.00                                     523                62,570,163              17.49
                 100.01 -  110.00                                      91                10,323,163               2.89
                 110.01 -  120.00                                       2                    73,405               0.02
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============

                As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 79.12%.




         Scheduled Principal Balances of the Mortgage Loans in Total Portfolio


                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
               Scheduled Principal Balance ($)                  Loans              Cut-off Date                  Pool
               -------------------------------             ----------------  --------------------------      ---------------
                               1  -  50,000                           119               $ 4,381,299               1.22 %
                          50,001  -  100,000                          522                40,252,895              11.25
                         100,001  -  150,000                          527                65,495,959              18.31
                         150,001  -  200,000                          285                48,934,161              13.68
                         200,001  -  250,000                          143                31,887,012               8.91
                         250,001  -  300,000                          122                33,782,294               9.44
                         300,001  -  350,000                           68                22,061,109               6.17
                         350,001  -  400,000                           50                18,660,608               5.22
                         400,001  -  450,000                           32                13,586,487               3.80
                         450,001  -  500,000                           35                16,830,139               4.71
                         500,001  -  550,000                           26                13,606,011               3.80
                         550,001  -  600,000                           15                 8,718,395               2.44
                         600,001  -  650,000                           14                 8,811,048               2.46
                         650,001  -  700,000                            7                 4,705,286               1.32
                         700,001  -  750,000                            2                 1,420,245               0.40
                         750,001 or Greater                            23                24,555,382               6.87
                                                           ----------------  --------------------------      ---------------
                                   Total                            1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============

                As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately
                $179,743.


                                      A-2

             Credit Scores of the Mortgage Loans in Total Portfolio*

                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
                Range of Credit Scores                          Loans              Cut-off Date                  Pool
                ----------------------                      ----------------  --------------------------      ---------------
                Not Available                                          20               $ 2,971,629               0.83 %
                  1 - 500                                             236                29,238,198               8.17
                501 - 520                                             140                16,964,578               4.74
                521 - 540                                             110                13,283,323               3.71
                541 - 560                                             112                16,255,474               4.54
                561 - 580                                              74                10,097,875               2.82
                581 - 600                                              90                12,425,908               3.47
                601 - 620                                              86                16,082,095               4.50
                621 - 640                                              88                17,581,738               4.92
                641 - 660                                             100                17,760,700               4.97
                661 - 680                                             121                25,278,540               7.07
                681 - 700                                             151                32,507,938               9.09
                701 - 720                                             155                29,468,016               8.24
                721 - 740                                             117                27,914,073               7.80
                741 - 760                                             125                29,297,549               8.19
                761 - 780                                             156                35,605,193               9.95
                781 - 800                                              92                21,519,947               6.02
                801 or Greater                                         17                 3,435,558               0.96
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============

                As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 660.

                *Based upon the most recently available data.


                                      A-3


         Geographic Distribution of the Mortgaged Properties in Total Portfolio


                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
                Geographic Distribution                         Loans              Cut-off Date                  Pool
                ------------------------                   ----------------  --------------------------      ---------------
                Alabama                                                25               $ 2,255,836               0.63 %
                Alaska                                                  5                 1,050,901               0.29
                Arizona                                               116                18,093,553               5.06
                Arkansas                                               14                 1,019,835               0.29
                California                                            224                70,456,952              19.70
                Colorado                                               40                 9,171,352               2.56
                Connecticut                                            11                 2,614,101               0.73
                Delaware                                                4                   445,950               0.12
                District of Columbia                                   12                 4,258,605               1.19
                Florida                                               233                52,045,919              14.55
                Georgia                                                89                15,556,009               4.35
                Hawaii                                                  3                 1,269,681               0.35
                Idaho                                                  12                 2,874,703               0.80
                Illinois                                               66                10,529,723               2.94
                Indiana                                                34                 4,047,152               1.13
                Iowa                                                   18                 1,790,515               0.50
                Kansas                                                  7                   644,720               0.18
                Kentucky                                               21                 2,182,697               0.61
                Louisiana                                               4                   261,006               0.07
                Maine                                                   3                   280,261               0.08
                Maryland                                               35                 7,261,556               2.03
                Massachusetts                                          13                 4,186,714               1.17
                Michigan                                               50                 5,978,025               1.67
                Minnesota                                              42                 8,790,014               2.46
                Mississippi                                             8                   550,029               0.15
                Missouri                                               41                 3,994,975               1.12
                Montana                                                 1                   119,780               0.03
                Nebraska                                               15                 1,011,783               0.28
                Nevada                                                 27                 4,937,886               1.38
                New Hampshire                                           2                   460,313               0.13
                New Jersey                                             64                15,115,920               4.23
                New Mexico                                             25                 3,031,770               0.85
                New York                                               61                17,172,999               4.80
                North Carolina                                         73                 7,363,118               2.06
                North Dakota                                            1                    73,736               0.02
                Ohio                                                   45                 4,667,251               1.30
                Oklahoma                                               16                 1,011,450               0.28
                Oregon                                                 52                 7,758,018               2.17
                Pennsylvania                                           46                 4,527,823               1.27
                Rhode Island                                            2                   219,899               0.06
                South Carolina                                         97                13,482,571               3.77
                South Dakota                                            6                   833,493               0.23
                Tennessee                                              32                 3,029,623               0.85
                Texas                                                 121                14,091,112               3.94
                Utah                                                   29                 3,448,265               0.96
                Virginia                                               37                 7,975,183               2.23
                Washington                                             71                11,489,504               3.21
                West Virginia                                           6                   809,567               0.23
                Wisconsin                                              28                 2,940,988               0.82
                Wyoming                                                 3                   505,494               0.14
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============


                                      A-4

         Property Types of the Mortgaged Properties in Total Portfolio

                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
                Property Type                                   Loans              Cut-off Date                  Pool
                --------------                             ----------------  --------------------------      ---------------
                2-4 Family                                            107              $ 29,053,805               8.12 %
                Condominium                                           252                54,804,379              15.32
                PUD                                                   130                32,591,914               9.11
                Single Family                                       1,481               238,263,580              66.61
                Townhouse                                              20                 2,974,653               0.83
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============



         Occupancy Status of Mortgaged Properties in Total Portfolio*

                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
                Occupancy Status                                Loans              Cut-off Date                  Pool
                ----------------                           ----------------  --------------------------      ---------------
                Investor                                              368             $  68,671,048              19.20 %
                Owner Occupied                                      1,502               265,249,440              74.16
                Second Home                                           120                23,767,843               6.64
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============

                *Based upon representations of the related mortgagors at the time of origination.


                                      A-5

   Remaining Terms to Stated Maturity of the Mortgage Loans in Total Portfolio



                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
                Stated Remaining Term                            Loans              Cut-off Date                  Pool
                ---------------------                      ----------------  --------------------------      ---------------
                1   - 48 Months                                         4             $     280,629               0.08 %
                61  - 120 Months                                       15                 1,170,307               0.33
                121 - 180 Months                                       70                 8,975,286               2.51
                181 - 240 Months                                       33                 3,459,993               0.97
                241 - 300 Months                                      108                11,359,669               3.18
                301 - 360 Months                                    1,753               330,344,787              92.36
                361 Months and Greater                                  7                 2,097,660               0.59
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============

                As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 339 months.



         Loan Purpose of the Mortgage Loans in Total Portfolio

                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
                Loan Purpose                                    Loans              Cut-off Date                  Pool
                ------------                               ----------------  --------------------------      ---------------
                Cash-Out Refinance                                    559             $ 103,336,682              28.89 %
                Purchase                                            1,136               202,892,846              56.72
                Rate/Term Refinance                                   295                51,458,803              14.39
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============



                                      A-6

         Maximum Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
                Maximum Mortgage Interest Rate (%)               Loans              Cut-off Date                  Pool
                ----------------------------------         ----------------  --------------------------      ---------------
                       0.001 - 11.000                                 350             $ 101,231,482              28.30 %
                      11.001 - 11.500                                  47                13,479,007               3.77
                      11.501 - 12.000                                 145                42,731,318              11.95
                      12.001 - 12.500                                  44                 9,801,070               2.74
                      12.501 - 13.000                                  39                 8,470,130               2.37
                      13.001 - 13.500                                  43                 6,962,118               1.95
                      13.501 - 14.000                                  58                11,063,010               3.09
                      14.001 - 14.500                                  43                 6,271,040               1.75
                      14.501 - 15.000                                  29                 2,809,985               0.79
                      15.001 - 15.500                                  16                 1,388,316               0.39
                      15.501 - 16.000                                  15                 1,437,228               0.40
                      16.001 - 16.500                                   8                   628,831               0.18
                      16.501 - 17.000                                   3                   199,205               0.06
                FIXED                                               1,150               151,215,590              42.28
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============



                As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 11.368% per annum.



         Minimum Mortgage Rates of the Mortgage Loans in Total Portfolio


                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
                Minimum Mortgage Interest Rate (%)               Loans              Cut-off Date                  Pool
                ----------------------------------         ----------------  --------------------------      ---------------
                 0.001 - 3.000                                        292              $ 69,633,334              19.47 %
                 3.001 -  3.500                                       121                35,652,922               9.97
                 3.501 -  4.000                                        19                 3,137,082               0.88
                 4.001 -  4.500                                        25                 4,754,304               1.33
                 4.501 -  5.000                                        63                17,171,173               4.80
                 5.001 -  5.500                                        72                22,481,722               6.29
                 5.501 -  6.000                                        60                16,687,864               4.67
                 6.001 -  6.500                                        40                11,544,326               3.23
                 6.501 -  7.000                                        45                 8,904,635               2.49
                 7.001 -  7.500                                        24                 3,732,622               1.04
                 7.501 -  8.000                                        30                 7,029,114               1.97
                 8.001 -  8.500                                        22                 3,156,768               0.88
                 8.501 -  9.000                                        10                   883,925               0.25
                 9.001 -  9.500                                         4                   295,327               0.08
                 9.501 - 10.000                                         6                   823,262               0.23
                10.001 - 10.500                                         5                   500,115               0.14
                10.501 and Greater                                      2                    84,247               0.02
                FIXED                                               1,150               151,215,590              42.28
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============

          As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 4.352% per annum.




                                      A-7

         Gross Margins of the Mortgage Loans in Total Portfolio


                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
                Gross Margin (%)                                Loans              Cut-off Date                  Pool
                ------------                               ----------------  --------------------------      ---------------
                0.001 - 2.500                                         252              $ 74,686,853              20.88 %
                2.501 - 3.000                                         227                55,936,455              15.64
                3.001 - 3.500                                         133                38,368,601              10.73
                3.501 - 4.000                                          25                 4,924,413               1.38
                4.001 - 4.500                                          26                 4,667,831               1.30
                4.501 - 5.000                                          34                 5,762,957               1.61
                5.001 - 5.500                                          32                 4,997,136               1.40
                5.501 - 6.000                                          30                 5,513,978               1.54
                6.001 - 6.500                                          18                 2,771,666               0.77
                6.501 - 7.000                                          35                 5,938,393               1.66
                7.001 - 7.500                                           9                 1,130,928               0.32
                7.501 - 8.000                                           6                   515,577               0.14
                8.001 and Greater                                      13                 1,257,951               0.35
                FIXED                                               1,150               151,215,590              42.28
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============


                As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 3.195% per annum.


 Months to Next Interest Rate Adjustment of the Mortgage Loans in Total Portfolio


                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
                Months to Next Interest Rate Adjustment          Loans              Cut-off Date                  Pool
                ---------------------------------------    ----------------  --------------------------      ---------------
                1 - 12                                                290              $ 67,769,193              18.95 %
                13 - 24                                               183                33,968,704               9.50
                25 - 36                                                53                12,052,673               3.37
                37 - 48                                                30                 7,845,499               2.19
                49 - 60                                               201                59,243,864              16.56
                73 - 84                                                45                10,535,014               2.95
                97 or Greater                                          38                15,057,793               4.21
                FIXED                                               1,150               151,215,590              42.28
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============

                As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 35 months.



          Interest Only Status of the Mortgage Loans in Total Portfolio

                                                                               Aggregate Scheduled
                                                              Number of         Principal Balance               % of
                                                               Mortgage         Outstanding as of              Mortgage
                Interest Only                                   Loans              Cut-off Date                  Pool
                -------------                              ----------------  --------------------------      ---------------
                Non - IO                                            1,708             $ 267,710,504              74.84 %
                2 Year Interest Only                                    9                 2,740,498               0.77
                3 Year Interest Only                                   18                 6,543,248               1.83
                5 Year Interest Only                                  144                47,923,243              13.40
                7 Year Interest Only                                   11                 3,769,749               1.05
                110 Month Interest Only                                 1                   229,800               0.06
                10 Year Interest Only                                  99                28,771,290               8.04
                                                           ----------------  --------------------------      ---------------
                     Total                                          1,990             $ 357,688,331             100.00 %
                                                           ================  ==========================      ===============


                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

          o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

          o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

          o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

          o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

          o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

          o    a citizen or resident of the United States;

          o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

          o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

==============================================================================


                                  $346,600,000
                                  (APPROXIMATE)




               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2006-SD1
                                 ISSUING ENTITY




                   ASSET-BACKED CERTIFICATES, SERIES 2006-SD1



                            EMC MORTGAGE CORPORATION
                                     SPONSOR


                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR


                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR




                            BEAR, STEARNS & CO. INC.


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE SERIES 2006-SD1 ASSET-BACKED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


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